FIFTH AMENDMENT AND RESTATEMENT AGREEMENT
Dated 25 March 2019
to the
USD 900,000,000 + EUR 267,000,000
MULTICURRENCY REVOLVING CREDIT AGREEMENT FACILITY
originally dated 23 October 2014
and
amended by an amendment letter dated 18 December 2014 and an amendment letter dated 13 January 2015, and as further amended and restated by a first amendment and restatement agreement dated 12 June 2015, a second amendment and restatement agreement dated 19 February 2016, a third amendment and restatement agreement dated 2 September 2016, and a fourth amendment and restatement agreement dated 23 January 2018 for
PRA Group Europe Holding S.à r.l.
arranged by
DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ)
with
DNB Bank ASA
acting as Facility Agent, Security Agent and Bookrunner

www.bahr.no

SCHEDULE 1 CONDITIONS PRECEDENT
SCHEDULE 2 GUARANTORS
SCHEDULE 3 SECURITY PROVIDERS
SCHEDULE 4 AMENDED FACILITY AGREEMENT

THIS FIFTH AMENDMENT AND RESTATEMENT AGREEMENT is dated 25 March 2019 and made between:

(1)
PRA Group Europe Holding S.à r.l. (formerly SHCO 54 S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 42-44, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxemburg Trade and Companies Register under number B183422 and acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch (formerly SHCO 54 S.à r.l., Luxemburg, Zug Branch) (the “Swiss Branch”) at Bundesstrasse 5, 6300 Zug, Switzerland (registration number CHE-305.746.539) as borrowers (each a “Borrower”, together the “Borrowers”);

(2)	THE GUARANTORS listed in Schedule 2 hereto (the “Guarantors”)

(3)
DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as mandated lead arranger, Nordea Bank Abp, filial i Norge, of Essendrops gate 7, 0368 Oslo, Norway (the Norwegian branch of Nordea Bank Abp, of FI-00020 NORDEA, Finland with registration no. 2858394-9) and Swedbank AB (publ) of Brunkebergstorg 8, Stockholm, Sweden as mandated lead arrangers (registration number 502017-7753) (the “Mandated Lead Arrangers”);

(4)	DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as bookrunner (the “Bookrunner”);

(5)	DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ) as lenders (the “Lenders”); and

(6)	DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as agent on behalf of itself and the Finance Parties (the “Facility Agent” and the “Security Agent”),

collectively referred to as the “Parties”.
WHEREAS:

(A)	Pursuant to the Original Facility Agreement, the Lenders have granted to the Borrower a loan in the amount of up to USD 900,000,000 + EUR 267,000,000 for the purpose described therein.

(B)	On the Borrowers’ request, Facility A has been reduced by USD 100,000,000 to a total of USD 800,000,000, after the entering into the fourth amendment and restatement agreement.

(C)
The Parties have entered into this Agreement as a consequence of the Borrower having requested the Lenders to make certain amendments to the Original Facility Agreement, inter alia to (i) merge Facility B with Facility A (both terms as defined in the Original Facility Agreement), and (ii) increase the margin with 5 bps.

(D)	Subject to the terms of this agreement, the Lenders have agreed to make the contemplated amendments to the Original Facility Agreement.

NOW THEREFORE, it is hereby agreed as follows:

1.	DEFINITIONS
In this Agreement, including the preamble hereto (unless the context otherwise requires), all capital terms or expressions shall have the meaning ascribed to such term in the Amended Facility Agreement unless otherwise explicitly defined herein.
“Agreement” means this fifth amendment and restatement agreement.

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement in the form set out in Schedule 4 (Form of Amended Facility Agreement).

“Effective Date” means the date the Agent has confirmed to the Lenders and the Borrower that the conditions pursuant to Clause 2 (Conditions precedent) have been satisfied and that the Effective Date has occurred.

“Guarantors” means the entities listed in Schedule 2 (Guarantors) hereto.

“Original Facility Agreement” means the USD 900,000,000 + EUR 267,000,000 revolving credit facilities agreement originally dated 23 October 2014 and made between the parties hereto as amended by an amendment letter dated 18 December 2014 and an amendment letter dated 13 January 2015, and as amended and restated by a first amendment and restatement agreement dated 12 June 2015, a second amendment and restatement agreement dated 19 February 2016, a third amendment and restatement agreement dated 2 September 2016, and further amended by a fourth amendment and restatement agreement dated 23 January 2018.

“Polish Submission to Enforcement” means the statement on voluntary submission to enforcement pursuant to article 777 of the Polish Civil Procedure Code issued by the Borrower in favour of the Lenders in the form and substance satisfactory to the Lenders.
“Security Providers” means the companies listed in Schedule 3 (Security Providers) attached hereto as security providers and any other security provider in connection with the Original Facility Agreement not being a Guarantor.

“Spanish Share Pledge Ratification” means the Spanish law ratification of the pledge over the quotas in PRA Iberia, S.L.U. granted by PRA Group Europe Financial Services AS and originally dated 16 December 2014 (as amended from time to time).

2.	CONDITIONS PRECEDENT

The provisions of Clause 5 (Amendment and Restatement) shall be effective only if the Agent has received all the documents and other evidence listed in Schedule 1 (Conditions Precedent), each in a form and substance satisfactory to the Agent. The Agent shall notify the Borrowers promptly upon being so satisfied.

3.	CONDITIONS SUBSEQUENT

(a)
The Borrowers shall procure that (i) the Spanish Share Pledge Ratification is duly executed, (ii) this Agreement and the Spanish Share Pledge Ratification shall be notarised in Spain by way of notarial deeds and (iii) that evidence of (i) and (ii) shall be provided to the Agent no later than 22 April 2019. Failure by the Borrowers to meet the deadline in (iii) shall not be capable of remedy.

(b)
The Borrower shall issue a Polish Submission to Enforcement in the form of a Polish notarial deed no later than 29 April 2019. Failure by the Borrower to meet the deadline shall not be capable of remedy.

4.	REPRESENTATIONS

(a)
Each Borrower and each Obligor signing this Agreement makes the representations and warranties set out in Clause 13 (Representations and warranties) of the Amended Facility Agreement with respect to itself, the other Obligors and each Security Provider (in respect of the Security Providers so that the representations and warranties in Clause 13 (Representations and warranties) of the Amended Facility Agreement shall be given also in respect of the Security Providers) to each Finance Party by reference to the facts and circumstances then existing:

(i)	on the date of this Agreement; and

(ii)	on the Effective Date.

(b)	The Borrowers confirm that:

(i)	no Default (A) has occurred as of the date of this Agreement and as of the Effective Date nor (B) will occur as a result of the Amended Facility Agreement becoming effective on the Effective Date; and

(ii)
pursuant to Clause 2.5 of the Original Facility Agreement, we are authorised to act and execute this Agreement on behalf of the Guarantors (other than the Guarantors signing this Agreement directly), and that the powers and authority granted to us pursuant to that Clause remain in full force and effect and have not been revoked by any Guarantor as of the date of this Agreement nor as of the Effective Date.

5.	AMENDMENT AND RESTATEMENT

5.1	Amendment and restatement

With effect from the Effective Date, the Original Facility Agreement will be amended and restated in the form set out in Schedule 4 (Form of Amended Facility Agreement).

5.2	Continuing obligations

The provisions of the Amended Facility Agreement and the other Finance Documents and Security Documents shall, save as amended and restated by this Agreement, continue in full force and effect. Reference to the Facility Agreement in the Finance Documents and the Security Documents shall be construed as reference to the Amended Facility Agreement.

5.3	Confirmation of guarantee and security

The Borrowers (on behalf of themselves and on behalf of the Guarantors (other than the Guarantors signing this Agreement) as Obligor’s agent), each Guarantor signing this Agreement and the Security Providers confirm their agreement and acceptance to the terms and conditions in this Agreement and in the Amended Facility Agreement, and confirm that the obligations and liabilities of the Obligors and/or Security Providers (as the case may be) in the Security Documents and other Finance Documents shall continue in full force and effect for the Amended Facility Agreement, and that any security under the Security Documents and any guarantee created or given under any Finance Document will extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents, as amended by this Agreement.

5.4	No Novation

For the purposes of any Security Documents governed by German law and/or granted by a German Obligor, the Parties acknowledge and agree that the amendments made pursuant to this Agreement do not constitute a novation of the Obligors' obligations under the Original Facility Agreement.

6.	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of Clauses 1.1, 1.2 and 1.3 of the Amended Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

6.2	Additional Finance Document

This Agreement shall constitute a “Finance Document” for the purposes of the Amended Facility Agreement.

6.3	Fee

The Borrower shall pay to the Agent (for distribution to the Lenders) a fee as set out in a separate Fee Letter.

7.	GOVERNING LAW

1.	This Agreement shall be governed by Norwegian law.

2.	Clauses 26.2 (Jurisdiction) and 26.3 (Service of process) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full herein.

* * *

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SIGNATORIES:

The Borrowers (as Borrowers and as Obligor’s agent on behalf of the other Guarantors (other than PRA Group Deutschland GmbH, PRA Group (UK) Limited, and PRA Suomi Oy)):
PRA Group Europe Holding S.à r.l.		PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch
By:	/s/ Christopher Hagberg	By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg	Name:	Christopher Hagberg
Title:	Attorney-in-fact	Title:	Attorney-in-fact

PRA Group Österreich Inkasso GmbH and PRA Group Österreich Portfolio GmbH represented by the Borrowers pursuant to Clause 2.5.1 of the Original Facility Agreement:
PRA Group Europe Holding S.à r.l.			PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch
By:	/s/ Christopher Hagberg	By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg	Name:	Christopher Hagberg
Title:	Attorney-in-fact	Title:	Attorney-in-fact

For the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Proceedings in Civil and Commercial Matters done at Lugano on 16th September 1988 the undersigned hereby expressly and specifically accepts the jurisdiction of the Norwegian Courts.

By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg
Title:	Attorney-in-fact

The Guarantors:

PRA Group (UK) Limited		PRA Group Deutschland GmbH
By:	/s/ Christopher Hagberg	By:	/s/ Henning Dokset
Name:	Christopher Hagberg	Name:	Henning Dokset
Title:	Attorney-in-fact	Title:	Director

PRA Suomi Oy
By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg
Title:	Attorney-in-fact

For the purposes of confirming Clause 5.3 of this Agreement:

PRA Group Europe Holding S.à r.l.
(as security provider)
By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg
Title:	Attorney-in-fact

PRA Group Europe Finance S.à r.l.
(as security provider)
By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg
Title:	Attorney-in-fact

Portfolio Recovery Associates (Ireland)
(as security provider)
By:	/s/ Christopher Hagberg
Name:	Christopher Hagberg
Title:	Attorney-in-fact

The Facility Agent:

DNB Bank ASA
By:	/s/ Finn Kristian Reinertsen	By:	/s/ Silje Lothe Soraa
Name:	Finn Kristian Reinertsen	Name:	Silje Lothe Soraa
Title:	Senior Advisor	Title:	Advisor

The Security Agent:

DNB Bank ASA
By:	/s/ Finn Kristian Reinertsen	By:	/s/ Silje Lothe Soraa
Name:	Finn Kristian Reinertsen	Name:	Silje Lothe Soraa
Title:	Senior Advisor	Title:	Advisor

The Lenders and Mandated Lead Arrangers:

DNB Bank ASA			Swedbank AB (publ)
By:	/s/ Ole A. Kruge	By:	/s/ Rikard Talling
Name:	Ole A. Kruge	Name:	Rikard Talling
Title:	SVP	Title:	Director Structured Finance Swedbank

Nordea Bank AB (publ), filial i Norge
By:	/s/ Mikkel Andreas Vogt	By:	/s/ Ingrid Graff Kualen
Name:	Mikkel Andreas Vogt	Name:	Ingrid Graff Kualen
Title:	Manging Director	Title:	Associate

The Bookrunner:

DNB Bank ASA
By:	/s/ Ole A. Kruge
Name:	Ole A. Kruge
Title:	SVP

SCHEDULE 1
CONDITIONS PRECEDENT

1.
In respect of (i) each Borrower, (ii) each Obligor incorporated under the laws of Switzerland, Spain, Germany, Austria, Poland, Finland, Norway or England, and (iii) each Security Provider incorporated under the laws of Luxembourg and Ireland:

(a)	Company Certificate or equivalent;

(b)	Certificate of Incorporation, Articles of Association, Memorandum or equivalent documents, inter alia:

(i)
in relation to an Obligor incorporated in Luxembourg: (a) an Excerpt from the Luxembourg Trade and Companies Register not older than one Business Day prior to the Effective Date, (b) Certificate of non-inscription of a judicial decision from the Luxembourg Trade and Companies Register not older than one Business Day prior to the Effective Date and (c) a Domiciliation Certificate issued by the domiciliation agent;

(ii)
in relation to an Obligor incorporated in Germany: (a) up to date copies of the articles of association and any by-laws (as applicable), (b) an up to date excerpt from the electronic commercial register and (c) an up to date copy of the shareholder list (Gesellschafterliste);

(iii)	in relation to an Obligor incorporated in Poland: (a) up to date articles of association and (b) an excerpt from the electronic National Court Register; and

(iv)	in relation to a Security Provider incorporated in Ireland: (a) a certificate of incorporation; (b) a certificate for registration of change of name; and (c) an up-to-date constitution.

(c)
resolutions duly passed at a board meeting (or equivalent) (and/or if applicable, a shareholders meeting or supervisory board if required by lawyers of the Agent in the relevant jurisdiction), evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, this Agreement and any Finance Document to which the entity is a party;

(ii)	the authorisation of its appropriate officer or officers or other representatives to execute this Agreement and any other Finance Document on its behalf; and

(iii)
confirmation that the guarantees and security granted by the respective Obligor/Security Provider remains in force notwithstanding the amendments and that such guarantees and security extend to cover the Amended Facility Agreement;

(d)
(unless granted directly by the board pursuant to the resolutions referred to in item (c) above) powers of attorney to its representative(s) for the execution of the relevant Finance Documents (as required by lawyers of the Agent in the relevant jurisdiction); and

(e)
specimen signatures or passport copies of the person(s) authorised in the resolutions described in item (c) above and who has signed or will sign any Finance Document, together with such identification any Lender may reasonably require to satisfy “know-your-customer” requirement applicable to such Obligor/Security Provider.

2.	Finance Documents

(a)	Original counterparts of this Agreement duly executed on behalf of the Parties.

3.	Miscellaneous

(a)	Evidence that the Borrower has paid, or will pay no later than on the Effective Date, all fees payable in accordance with this Agreement;

(b)	Drawdown Notice for drawdown under Facility A on the Effective Date in an amount equal to the outstanding amount under Facility B; and

(c)	any other documents as reasonably requested by the Agent.

4.	Legal Opinions:

(a)	Legal opinion from BAHR in respect of Norwegian law issues;

(b)	Legal opinion from Lenz & Staehelin in respect of Swiss law issues;

(c)	Legal opinion from Arendt& Medernach S.A. in respect of Luxembourg law issues;

(d)	Legal opinion from Slaughter & May in respect of English law issues;

(e)	Legal opinion from Hengeler Mueller Partnerschaft von Rechtsanwälten mbB in respect of German law issues;

(f)	Legal opinion from Waselius & Wist in respect of Finnish law issues;

(g)	Legal opinion from McCann FitzGerald in respect of Portfolio Recovery Associates (Ireland) Limited; and

(h)	Any such other favourable legal opinions in form and substance satisfactory to the Agent as the Agent may require.

SCHEDULE 2
GUARANTORS

Country	Company	Organisation number
Norway	PRA Group Europe AS	960 545 397
Norway	PRA Group Europe Portfolio AS (formerly Aktiv Kapital Portfolio AS)	942 464 347
Switzerland	PRA GROUP EUROPE PORTFOLIO AS, Oslo, Zweigniederlassung Zug (formerly Aktiv Kapital Portfolio AS, Oslo, Zweigniederlassung Zug)	CHE-115.187.385
Norway	PRA Group Norge AS	995 262 584
Norway	PRA Group Europe Financial Services AS (formerly Aktiv Kapital Financial Services AS)	979 112 300
Sweden	PRA Group Sverige AB	556189-4493
Sweden	AK Nordic AB	556197-8825
Switzerland	PRA Group Switzerland Portfolio AG	CHE-116.343.570
Finland	PRA Suomi Oy	1569394-6
Austria	PRA Group Österreich Inkasso GmbH	FN 207430 w
Austria	PRA Group Österreich Portfolio GmbH	FN 426567 f
Germany	PRA Group Deutschland GmbH	HRB 18837
England	PRA Group (UK) Limited	4267803
Spain	PRA Iberia, S.L.U.	B 8056 8769
Poland	PRA Group Polska Holding sp. z o.o. (formerly PRA Group Polska sp. z o.o.)	0000537397
Poland	PRA Group Polska sp. z o.o. (formerly Debt Trading Partners BIS sp. z o.o.)	0000517951
Poland	Debt Trading Partners sp. z o.o.	0000275441

SCHEDULE 3
SECURITY PROVIDERS

Country	Company	Organisation number
Luxembourg	PRA Group Europe Holding I S.à r.l. a société à responsabilité limitée, 6, rue Eugène Ruppert, L-2453 Luxembourg, R.C.S. Luxembourg B185154	B185154
Luxembourg	PRA Group Europe Finance S.à r.l. a société à responsabilité limitée, 42-44, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg.	B228510
Ireland	Portfolio Recovery Associates (Ireland) Limited Private company limited by shares, c/o Deloitte, 29 Earlsfort Terrace, Dublin 2, Ireland	631129

SCHEDULE 4
AMENDED FACILTY AGREEMENT

CONTENTS

Clause Page

1. DEFINITIONS AND INTERPRETATION 3
2. THE FACILITY 24
3. PURPOSE 26
4. CONDITIONS PRECEDENT 27
5. UTILISATIONS 27
6. INTEREST 29
7. REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION 32
8. CHANGES IN CIRCUMSTANCES 33
9. FEES AND EXPENSES 37
10. TAXES AND TAX INDEMNITIES 38
11. ON DEMAND GUARANTEE AND INDEMNITY 42
12. SECURITY 53
13. REPRESENTATIONS AND WARRANTIES 56
14. UNDERTAKINGS 61
15. DEFAULT 74
16. SET-OFF 78
17. PRO RATA SHARING 78
18. THE AGENTS, THE MANDATED LEAD ARRANGERS, THE BOOKRUNNER AND THE LENDERS 79
19. PAYMENTS 84
20. AMENDMENTS AND WAIVERS 87
21. MISCELLANEOUS 88
22. NOTICES 89
23. ASSIGNMENTS, TRANSFERS AND ACCESSION 90
24. INDEMNITIES 94
25. FORCE MAJEURE 95
26. LAW AND JURISDICTION 95

SCHEDULE 1 The Guarantors

SCHEDULE 2 The Lenders

SCHEDULE 3 Conditions Precedent

SCHEDULE 4 Drawdown Notice

SCHEDULE 5 Form of Accession Agreement

SCHEDULE 6 Form of Transfer Certificate

SCHEDULE 7 Group Structure

SCHEDULE 8 Certain Approved Loan Portfolios

SCHEDULE 9 Form of Compliance Certificate

SCHEDULE 10 Security Documents

SCHEDULE 11 GIBD Ratio Calculation Principles

THIS AGREEMENT is originally dated 23 October 2014 as amended and restated by a first amendment agreement dated 12 June 2015, a second amendment and restatement agreement dated 19 February 2016, a third amendment and restatement agreement dated 2 September 2016, a fourth amendment and restatement agreement dated 23 January 2018, and a fifth amendment and restatement agreement dated 25 March 2019 and made between

(1)
PRA Group Europe Holding S.à r.l. (formerly SHCO 54 S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 42-44, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxemburg Trade and Companies Register under number B183422 and acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch (the “Swiss Branch”) at Bundesstrasse 5, 6300 Zug, Switzerland (registration number CHE-305.746.539) as borrowers (each a “Borrower”, together the “Borrowers”);

(2)	THE COMPANIES listed in Schedule 1 as guarantors (each a “Guarantor”);

(3)	THE LENDERS listed in Schedule 2 as lenders (each a “Lender”);

(4)	DNB Bank ASA of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as facility agent (the “Facility Agent”);

(5)	DNB Bank ASA of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as security agent (the “Security Agent”);

(6)
DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006), Nordea Bank Abp, filial i Norge of Essendrops gate 7, 0368 Oslo, Norway (the Norwegian branch of Nordea Bank Abp of FI-00020 NORDEA, Finland with registration no. 2858394-9 (being the legal successor to Nordea Bank Norge ASA)) and Swedbank AB (publ) of Brunkebergstorg 8, Stockholm, Sweden as mandated lead arrangers (the “Mandated Lead Arrangers”); and

(7)	DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as bookrunner (the “Bookrunner”).-
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement the terms and expressions with capital letters shall have the meaning as set out in this Clause 1.1 unless the context otherwise requires.
“Accession Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Accession Agreement), or as otherwise approved by the Facility Agent whereby inter alia a person becomes a Party to this Agreement in relation to all existing Parties under this Agreement and all existing Parties, including any subsequent Party, become bound in relation to such new acceding Party.
“Accounting Principles” means IFRS procedure.
“Accounting Reference Date” means 31 December.
“Accounts” means the financial statements provided pursuant to Clause 14.1.1 (Financial Statements).
“Acquisition Price” means the Aggregate Cash Purchase Price being paid to a seller of one or more than one Approved Loan Portfolio with any additional external fees and VAT paid by the buyer as applicable.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a holding company of that person or any other Subsidiary of that holding company.

“Aggregate Cash Purchase Price” means the agreed purchase price for a Loan Portfolio. Any claims and/or cash paid to the seller as a result of claims reported in accordance with Clause 14.1.9 (Claims from sellers of Approved Loan Portfolio) shall be deducted from the Acquisition Price.
“Agents” means the Facility Agent and the Security Agent and “Agent” means either of them, as applicable.
“Agreement” means this agreement as from time to time amended.
“AK Nordic” means AK Nordic AB, a company incorporated in Sweden with organisation number 556197-8825.
“AK Nordic Deposits” means any funds provided to AK Nordic by accountholders with AK Nordic.
“Applicable Margin” means:
in relation to any Loan when the LTV Ratio is:

(a)	equal to or above 70%, 3.80% per annum;

(b)	equal to or above 60% but lower than 70%, 3.50% per annum;

(c)	equal to or above 40% but lower than 60%, 3.20% per annum; and

(d)	below 40%, 2.70% per annum.
“Approved Loan Portfolio” means, subject to Clause 14.3.7 (Merger and Acquisitions etc.):

(a)	a Loan Portfolio which is acquired after the date hereof; or

(b)	a Loan Portfolio belonging to a company which is acquired by a Group Company after the date hereof and has become a Portfolio Owner;
and which satisfies the following conditions (if not otherwise approved in writing by the Facility Agent on behalf of the Majority Lenders):

(i)
claims arising from Lenders, financial institutions under supervision of a financial authority, other reputable entities engaged in consumer based financing or telecommunication, utility or mail order companies within a Permitted Jurisdiction;

(ii)	the seller of the Loan Portfolio is a party unconnected with the Borrower or any of its affiliates;

(iii)	the buyer of the Loan Portfolio is a Portfolio Owner (except for such acquisition described in (b) above);

(iv)
the acquired Loan Portfolio is not subject to any Encumbrance or any other restrictions where the seller of the Loan Portfolio or a related party of the seller has a right to re-purchase the acquired Loan Portfolio (save where such re-purchase right addresses concerns of the seller relating to (i) (its) compliance with laws and regulations, (ii) reputational issues, (iii) the failure of the relevant portfolio owner to comply with industry practice standards, or (iv) similar reasons not financially motivated, provided in each case that such re-purchase right is on customary terms and conditions;

(v)	the Acquisition Price does not exceed USD 200,000,000, other than for the Brighton Portfolio, the Belfast Portfolio and the MBNA Portfolio;

(vi)	forward flow contracts shall have a maturity of maximum twenty four (24) months or a termination clause with the same effect; and

(vii)	the acquisition shall not lead to a breach of any of the following conditions:

(A)	Book Value of Loan Portfolios with an Acquisition Price exceeding 60% of face value shall in aggregate not constitute more than 5% of the aggregate Book Value of Total Loan Portfolios;

(B)	Book Value of Loan Portfolios from France, Portugal or the Netherlands shall in aggregate not constitute more than 5% of the aggregate Book Value of Total Loan Portfolios;

(C)	Book Value of Loan Portfolios from Italy shall in aggregate not constitute more than 20% of the aggregate Book Value of Total Loan Portfolios;

(D)	Book Value of Loan Portfolios from Spain shall in aggregate not constitute more than 20% of the aggregate Book Value of Total Loan Portfolios;

(E)	Book Value of Loan Portfolios from Poland shall in aggregate not constitute more than 15% of the aggregate Book Value of Total Loan Portfolios;

(F)	Book Value of Loan Portfolios consisting of claims deriving from telecommunication business shall not exceed 10% of the aggregate Book Value of Total Loan Portfolios; and

(G)	Book Value of Loan Portfolios consisting of personal claims or personally guaranteed claims shall exceed 90% of the aggregate Book Value of Total Loan Portfolios.
For the avoidance of doubt, any Loan Portfolio which had a forward flow contract which did not meet the requirement in sub-paragraph (vi) above at the time of acquisition, may be counted as an Approved Loan Portfolio with effect from the first Financial Quarter after the Financial Quarter in which the maturity of the relevant forward flow contract became less than twenty four (24) months, subject to such Loan Portfolio meeting the other conditions to constitute an Approved Loan Portfolio pursuant to this Agreement.
“Assignment of Intra-Group Loans” means the first priority assignment of Intra-Group Loans in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent.
“Assignment of Restructuring Intra-Group Loans” means the first priority assignment of Restructuring Intra-Group Loans in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent pursuant to (b) of the definition of Restructuring Intra-Group Loans.
“Auditors” means, in relation to each Group Company, the chartered accountant firms known as EY, PWC, KPMG, Deloitte or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of such Group Company and approved by the Facility Agent (on behalf of all the Lenders) (each an “Auditor”).
“Availability Period” means, the period from and including 23 October 2014 to the date falling thirty (30) days before the Final Repayment Date.
“Belfast Portfolio” means the Loan Portfolio as presented to the Agent and Lenders on 13 May 2015, to be acquired by the Group from Barclaycard within 4 months of the First Effective Date, for a consideration not exceeding GBP 170,000,000. The Belfast Portfolio shall be owned by a Security Portfolio Owner.
“Book Value” means the book value calculated in accordance with the Accounting Principles and confirmed by an Auditor in the annual financial statements delivered pursuant to Clause 14.1.1(a).
“Book Value of Approved Loan Portfolios” has the meaning given to the term in Clause 14.4.1 (Financial Definitions).
“Brighton Portfolio” means the Loan Portfolio as presented to the Agent and Lenders in September 2015, to be acquired by the Group, for a consideration of approximately GBP 85,000,000. The Brighton Portfolio shall be owned by a Security Portfolio Owner.
“Business Day” means:

(a)	a day (other than a Saturday or a Sunday) on which Lenders are open for general interbank business in Oslo and Stockholm; and

(b)	in respect of a transaction involving Euros a day which also is a TARGET Day; and

(c)
in respect of a day on which a payment or other transaction in an Optional Currency is made under this Agreement, also a day (other than a Saturday, Sunday or other public holiday) on which a bank and foreign exchange markets are open for business in the principal financial centre of that Optional Currency.

“Cash Pool Account” means any account established under the Cash Pool Agreement.
“Cash Pool Agreement” means a cash pool agreement (including any participation agreement) entered into between amongst others, DNB Bank ASA, the Borrowers and certain other specified Subsidiaries of the Borrowers and where the top account is held by either of the Borrowers, or any other company approved by the Majority Lenders.
“Certified Copy” means, in relation to a document, a copy of that document certified as being a true, complete and accurate copy of the original by a duly authorised officer of the relevant company or Borrower.
“Change” means, in relation to a Lender (or any company of which that Lender is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which that Lender (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central Lender including the European Central Lender, any relevant Financial Supervisory Authority, or any other fiscal, monetary, regulatory or other authority.
“Change of Control” has the meaning given to that term in Clause 7.2.2.
“CIBOR” means in relation to any Loan or other sum in DKK:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the Danish interbank market, in both cases at or about 12.00 a.m. (Oslo time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in DKK and for a period comparable to the Interest Period of that Loan or other sum and if any such rate is below zero, CIBOR will be deemed to be zero.
“Code” means the US Internal Revenue Code of 1986.
“Collection Company” means an entity appointed as a collection company for the sole purpose of collection in respect of a Loan Portfolio on behalf of a Portfolio Owner (unless otherwise agreed with the Majority Lenders)
“Commitment” means, in relation to a Lender, the principal amount described as such set opposite its name in Schedule 2 part I or set out under the heading ”Amount of Commitment Transferred” in the schedule to any relevant Transfer Certificate, in each case as (i) reduced or cancelled, or (ii) increased, in accordance with this Agreement..
“Compliance Certificate” has the meaning given to that term in Clause 14.1.4 (Compliance Certificates), a form of which is set out in Schedule 9.
“Default” means any event specified as such in Clause 15.1 (Default).
“Default Notice” has the meaning given to that term in Clause 15.2 (Acceleration, etc.).
“Disposal” means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time and shall, for the avoidance of doubt, include any repurchase of any part of a Loan Portfolio pursuant to a repurchase right as described under the definition of Approved Loan Portfolio, clause (iv).
“Drawdown Date” means the date on which a Loan is made, or is proposed to be made.
“Drawdown Notice” means a notice substantially in the form set out in Part 1 of Schedule 4.

“Earmarked Funds” means AK Nordic Deposits which are transferred to an account with the Facility Agent.
“EBITDA” shall have the meaning ascribed to it under Clause 14.4.1 (Financial definitions).
“Encumbrance” means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set off, retention of title provision (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is leased to or re acquired or acquired by any Group Company.
“ERC” shall have the meaning ascribed to it under Clause 14.4.1 (Financial definitions).
“EURIBOR” means, in relation to any Loan or other sum in Euro:

(a)	the applicable Screen Rate, or

(b)
(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the European interbank market, in both cases at or about 11.00 am (Brussels time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in Euro and for a period comparable to the Interest Period of that Loan or other sum and if any such rate is below zero, EURIBOR will be deemed to be zero.
“Existing Loan Portfolio(s)” means Loan Portfolios owned by a Portfolio Owner at the date of this Agreement which fulfils the requirements set out under (i) through (vii) under the definition of Approved Loan Portfolio, or to the extent listed in Schedule 8.
“Existing Facilities” means the (i) term loan facility agreement originally dated 29 March 2011 (as amended), (ii) the revolving credit facility agreement originally dated 4 May 2012 (as amended), both entered into between PRA Group Europe AS (formerly Aktiv Kapital AS) as the borrower and the Lenders and the Agent and (iii) a NOK 350,000,000 bridge loan between DNB Bank ASA and PRA Group Europe AS (formerly Aktiv Kapital AS) dated 24 June 2014.
“Face Value” means the aggregate amount of principal, interest accrued on claims and collection costs accrued on claims within a Loan Portfolio.
“Facility” means the up to USD 1,100,000,000 multicurrency revolving credit facility as described in Clause 2.1 (The Facility).
“FATCA” means;

(a)	Sections 1471 to 1474 of Code of 1986 or any associated regulations or other official guidance;

(b)
Any treaty, law regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other Jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)
Any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States of America Internal Revenue Service, the United States of America’s government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(d)
in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 July 2014;

(e)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States of America), 1 January 2017; or

(f)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter(s)” means any letter entered into by reference to this Agreement between the Bookrunner, Agents and Borrowers setting out the amount of certain fees referred to in this Agreement.
“Final Repayment Date” means 19 February 2021.
“Finance Documents” means:

(a)	this Agreement;

(b)	the Fee Letter(s);

(c)	any Overdraft Facility Agreement;

(d)	the Hedging Agreements;

(e)	the Security Documents;

(f)	each Accession Agreement;

(g)	each Transfer Certificate;

(h)	the Parallel Debt Agreement;

(i)	the Cash Pool Agreement; and

(j)	each other document agreed as such in writing by the Facility Agent and the Borrowers.
“Finance Parties” means each Lender, the Facility Agent, the Security Agent, each Hedging Bank and the Bookrunner and “Finance Party” means any of them.
“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.
“Financial Year” means, in relation to a company, the period in respect of which its annual audited financial statements are required to be made up, i.e. 1 January - 31 December.
“Fifth Amendment and Restatement Agreement” means the agreement for the fifth amendment and restatement of this Agreement, dated 25 March 2019.
“Fifth Effective Date” means the date of the amendment and restatement of this Agreement becoming effective in accordance with the Fifth Amendment and Restatement Agreement.
“First Amendment and Restatement Agreement” means the agreement for the first amendment and restatement of this Agreement, dated 12 June 2015.
“First Effective Date” means the date of the amendment and restatement of this Agreement becoming effective in accordance with the First Amendment and Restatement Agreement.

“German Portfolio” means certain portfolios for a maximum amount up to EUR 8,000,000 to be purchased and held on trust by Berliner Inkassogesellschaft mbH (“BIG”) for PRA Group Deutschland GmbH in accordance with a trust agreement dated 5 December 2014.
“GIBD” shall have the meaning ascribed to it under Clause 14.4.1 (Financial definitions).
“GIBD Ratio” shall have the meaning ascribed to it under Clause 14.4.1 (Financial definitions).
“Group” means the Borrowers and its Subsidiaries, except for any Non-Recourse Companies, but for the avoidance of doubt including the Polish Securitization Funds.
“Group Company” means any of the Borrowers and its Subsidiaries, except for any Non-Recourse Company.
“Guarantors” means the Group Companies specified in Schedule 1 as guarantors and any other Group Company that becomes party to this Agreement pursuant to Clause 12.3 (Additional Guarantor) and “Guarantor” shall be construed accordingly. For the avoidance of doubt: AK Nordic shall not be a Guarantor to the extent prohibited by law or the terms of its public license(s).
“Hedging Agreement” means a master agreement and related interest and currency hedging instruments entered into or to be entered into between PRA Group Europe AS (formerly Aktiv Kapital AS) or the Borrowers and a Hedging Bank as part of the Hedging Strategy.
“Hedging Bank” means (i) each Lender or an affiliate of a Lender which enters or has entered into a Hedging Agreement with a member of the Group.
“Hedging Strategy” means a strategy in respect of the currency and interest rate exposure.
“IBOR” means:

(a)	in respect of a Loan or other sum in DKK, CIBOR;

(b)	in respect of a Loan or other sum in NOK, NIBOR;

(c)	in respect of a Loan or other sum in SEK, STIBOR;

(d)	in respect of a Loan or other sum in EUR, EURIBOR; and

(e)	in respect of a Loan or other sum in USD or an Optional Currency (other than DKK, NOK, SEK and EUR), LIBOR.
“Indebtedness” means, in relation to a person, its obligation (whether present or future, actual or contingent, as principal or guarantor) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

(a)	moneys borrowed or raised;

(b)	any bond, note, loan stock, convertible, debenture or similar instrument;

(c)	any redeemable preference share which is redeemable at the option of the holder at any time prior to the second anniversary of the Final Repayment Date;

(d)	any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

(e)	the supply of any goods or services which is more than eighty (80) days past the expiry of the period customarily allowed by the relevant supplier after the due date;

(f)
any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with the Accounting Principles as a finance or capital lease or in the same way as a finance or capital lease;

(g)	any guarantee, bond, stand by letter of credit or other similar instrument issued in connection with the performance of contracts;

(h)	any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

(i)
any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re acquired by a Group Company (whether following the exercise of an option or otherwise); or

(j)	any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (i) above.
“Intellectual Property Rights” means all registered patents, trade-marks, service marks, trade names, design rights, copyright, titles, rights to know-how and other intellectual property rights.
“Interest Date” means the last day of an Interest Period.
“Interest Period” means each period determined in accordance with Clause 6 (Interest) for the purpose of calculating interest on Loans or overdue amounts.
“Intra-Group Loans” means any and all loans and credits between (i) the Borrowers and any of their Subsidiaries,(ii) PRA Group Europe AS (formerly Aktiv Kapital AS) and any of its Subsidiaries, (iii) PRA Group Europe Finance S.à r.l. and any of the Borrower’s Subsidiaries, and (iv) Portfolio Recovery Associates (Ireland) Limited and any of the Borrower’s subsidiaries, in each case, subject to a loan agreement being satisfactory to the Agent and any receivables created thereunder being assigned, where required in order to comply with the terms of this Agreement, pursuant to an Assignment of Intra-Group Loans.
“Lenders” means the lenders and financial institutions listed in Schedule 2, their respective successors and any Lender Transferee.
“Lender Transferee” has the meaning given to that term in Clause 23.3.2.
“LIBOR” means, in relation to a Loan or other sum in an Optional Currency (other than DKK, EUR, NOK and SEK):

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the London interbank market, in both cases as of 11.00 p.m. (London time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in that Optional Currency and for a period comparable to the Interest Period for that Loan or other sum and if any such rate is below zero, LIBOR will be deemed to be zero.
“Luxco” means PRA Group Europe Holding III S.à r.l (formerly SHCO 70 S.à r.l), a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having a share capital of USD 20,000 and its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B187.126 which shall be an indirect holding company of the Borrower.
“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
“Loan Portfolio” means a portfolio of claims (either loans, invoices or other debt) which have not been paid upon their maturity and/or on their due dates.
“Lone Star Equity Commitment” means Aktiv Kapital Investment AS’ existing commitment with the Lone Star Funds to invest a total amount of USD 10,000,000 in Lone Star Fund 7 and USD 25,000,000 in Lone Star Fund 8.

“LTV Ratio” shall have the meaning ascribed to it under Clause 14.4.1 (Financial definitions).
“Majority Lenders” means a Lender or a group of Lenders including any overdraft lenders whose Commitments comprise at least 66, 66 per cent of the Total Commitments (taking no account, for the purpose of this definition, of the last sentence of Clause 15.2 (Acceleration, etc.)). The Majority Lenders shall consist of a minimum of two Lenders if there is more than one Lender.
“Management Agreement” means an agreement between PRA Group Europe AS (formerly Aktiv Kapital AS) and all other companies within the Group on services provided by the Borrowers or any of its Subsidiaries which is not a member of the Group to any member of the Group.
“Material Adverse Effect” means any effect which:

(a)	is materially adverse to the ability of any Obligor to comply with its payment obligations under any Finance Document; or

(b)	is materially adverse to the ability of any Obligor to comply with its obligations under Clause 14.4 (Financial undertakings); or

(c)	is materially adverse to the business, financial condition or assets of the Group taken as a whole; or

(d)	will result in any of the Finance Documents not being legal, valid and binding and enforceable substantially in accordance with their material terms against any party thereto.
“MBNA Portfolio” means the Loan Portfolio as presented to the Agent and Lenders on 13 May 2015, partly acquired in batches with registration codes UK 1521 and UK 1522 on the First Effective Date, and to be acquired in additional batches by PRA Group UK from MBNA Ltd. for a consideration not exceeding USD 200,000,000. The MBNA Portfolio shall be owned by a Security Portfolio Owner.
“NIBOR” means in relation to any Loan or other sum in NOK:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the Norwegian interbank market, in both cases at or about 12.00 a.m. (Oslo time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in NOK and for a period comparable to the Interest Period of that Loan or other sum and if any such rate is below zero, NIBOR will be deemed to be zero.
“Non-Recourse Companies” means a Subsidiary of the Borrowers in which any debt financing of that Non-Recourse Company is on a standalone basis, without any Group Company committing to any financial support save as approved by the Majority Lenders.
“Obligors” means the Borrowers and the Guarantors, and “Obligor” shall be construed accordingly.
“Operating Budget” means, in relation to each successive 12 months period during the Security Period on an aggregate basis for the Portfolio Owners located in the same jurisdiction, a projected cash flow statement relative to each such period and on a month by month basis.
“Optional Currency” means NOK, EUR, DKK, SEK, CHF, CAD, GBP, PLN and any other currency which the Facility Agent (on behalf of all the Lenders) has confirmed to the Borrowers is acceptable.
“Original Base Currency Amount” means in relation to a Loan denominated in a currency other than USD, the USD Equivalent of the amount of that Loan or that Participation, as the case may be, calculated as at the Drawdown Date of that Loan; provided that if all or part of a Loan is not made or is repaid or prepaid, the “Original Base Currency Amount” of that Loan and of the Participations of the Lenders in that Loan, shall be correspondingly reduced.

“Original Collection Companies” means PRA Group Norge AS, PRA Group Sverige AB, PRA Suomi Oy, PRA Group Deutschland GmbH, PRA Group Österreich Inkasso GmbH, PRA Iberia, S.L.U. and PRA Group (UK) Limited.
“Overdraft Facility” means the facility in the maximum amount of the Overdraft Facility Commitment to be made available to the Borrowers in accordance with Clause 2.2.2.
“Overdraft Facility Commitment” means an amount of up to USD 40,000,000.
“Overdraft Facility Agreement” means an agreement between the Borrowers and a Lender for an overdraft facility agreement in the amount of the Overdraft Facility Commitment.
“Parallel Debt Agreement” means the second amended parallel debt agreement originally dated 19 September 2016 entered into between PRA Group Europe Holding S.à r.l. and DNB Bank ASA.
“Parent” means Portfolio Recovery Associates Inc.
“Participation” means, in relation to a Lender:

(a)	and a Loan, the part of that Loan made available or to be made available by that Lender and thereafter the part of that Loan owing to that Lender from time to time;

(b)	and the Facility, the aggregate of its Participations in each Loan.
“Party” means a party to this Agreement.
“Permitted Encumbrance” means:

(a)	any Encumbrance under the Existing Facilities (which is to be released upon first Utilisation under this Agreement);

(b)	any Encumbrance created under the Finance Documents;

(c)
any right of set off or lien, in each case arising by (i) operation of law in the ordinary course of business or (ii) otherwise in day-today operation of the Group, provided that no Vendor Financing may benefit from any Encumbrance including any right of set off or lien;

(d)
any Encumbrance incurred as a result of any Group Company acquiring another entity and which is due to such entity having provided security over any of its assets, provided that the debt secured with such security is Permitted Indebtedness in accordance with paragraph (g) of the definition of "Permitted Indebtedness" and that such security is discharged upon refinancing with the Borrower as the new borrower and in any event within two (2) months after the date of acquisition of such asset or business;

(e)
any Encumbrance not listed above, securing debt of any Group Company, up to a maximum aggregate amount (for the Group) of USD 3,000,000, provided that such Encumbrance shall not exist over any asset which is subject to a Security Document; and

(f)	any other Encumbrance to the extent approved by the Majority Lenders in writing.
“Permitted Indebtedness” means:

(a)	Indebtedness under any Finance Document;

(b)	Indebtedness arising under a Hedging Agreement;

(c)
for PRA Group Europe AS and the Borrowers only, any indebtedness arising under the Cash Pool Agreement between a cash pool owner and the participants as set out in the Cash Pool Agreement in accordance with Clause 14.3.6 (Cash Pool Agreement), from 1 April 2015 limited (on an aggregate basis for the Group) to the total amount collected from the Loan Portfolios over the preceding calendar month;

(d)
any Indebtedness under any Intra-Group Loan which has been assigned pursuant to an Assignment of Intra-Group Loans, except for Intra-Group Loans to the Omega Securitization Fund exceeding a total of USD 1,000,000;

(e)	any indebtedness under any Restructuring Intra-Group Loan;

(f)
financial support from the Borrowers to its shareholder resulting from the allocation, but not payment of dividends, subject to such receivable being fully subordinated to the Facility on terms acceptable to the Lenders and pledged in favour of the Lenders;

(g)
indebtedness pertaining to any acquired asset or business existing on the date of their acquisition, but not created in the contemplation of their acquisition, provided that any such Indebtedness has been discharged within two (2) months after the date of acquisition of such asset or business;

(h)	Vendor Financing from entities not being Affiliates of the Borrowers, on terms acceptable to the Majority Lenders;

(i)	AK Nordic Deposits provided the conditions in Clause 14.3.5(c) (Indebtedness) is complied with;

(j)	Indebtedness incurred under the bond option in accordance with clause 2.2.1;

(k)	Indebtedness under the Overdraft Facility;

(l)	Indebtedness incurred pursuant to any current and future operating leases incurred in the ordinary course of the Group’s business;

(m)	the amount of any Indebtedness in respect of any rental obligations for the lease of real property incurred in the ordinary course of business and on normal commercial terms;

(n)	any Shareholder Loan;

(o)	any Indebtedness not listed above in the aggregate amount (for the Group) of USD 3,000,000; and

(p)	any other Indebtedness to the extent approved by the Majority Lenders in writing.
“Permitted Jurisdictions” means in respect of the Portfolio Owner and in relation to the predominant domicile of the debtors in a Loan Portfolio (i) Austria, Canada, Norway, Denmark, Finland, France, Germany, Spain, Sweden, United Kingdom, Switzerland, Ireland, Italy, Portugal, Poland and the Netherlands and (ii) such other jurisdiction acceptable to the Majority Lenders provided it has received a satisfactory legal due diligence report for such eligible jurisdiction.
“Pledge of Shareholder Loans” means the first priority pledge of any Shareholder Loan in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent.
“Polish Horyzont Portfolio” means the Loan Portfolios owned by the Horyzont Securitization Fund.
“Polish Omega Portfolio” means the Loan Portfolio owned by the Omega Securitization Fund.
“Polish Portfolios” means (i) the Polish Omega Portfolio and (ii) the Polish Horyzont Portfolio (each a “Polish Portfolio”).
“Polish Portfolio Notes” means

(a)
the not less than 70% of the investment certificates in Omega Wierzytelnoœci Niestandaryzowany Sekurytyzacyjny Fundusz Inwestycyjny Zamkniêty (Omega Receivables Non-Standardised Securitization Closed-End Investment Fund) registered in Poland under the entry number RFI: 1038 (“Omega Securitization Fund”), which owns or will own the underlying Loan Portfolio in Poland purchased or to be purchased for a maximum amount up to PLN 250,000,000, to the extent such certificates are owned by a Portfolio Owner (the “Omega Portfolio Notes”); and

(b)
not less than 100% of the investment certificates in Horyzont Niestandaryzowany Sekurytyzacyjny Fundusz Inwestycyjny Zamkniêty (Horyzont Non-Standardised Securitization Closed-End Investment Fund) registered in Poland under the entry number RFi: 1121 (“Horyzont Securitization Fund”), which owns or will own the underlying Loan Portfolios in Poland to the extent such certificates are owned by a Portfolio Owner (the “Horyzont Portfolio Notes”).
“Polish Securitization Funds” means (i) the Omega Securitization Fund and (ii) the Horyzont Securitization Fund (each a “Polish Securitization Fund”).
“Polish Security” means:

(a)	a pledge agreement over (i) the Omega Portfolio Notes and (ii) the Horyzont Portfolio Notes; and

(b)	submissions to enforcement in the form of notarial deeds from the relevant security provider in respect of its Polish assets.
“Portfolio Owner” means any wholly owned direct or indirect subsidiary of the Borrowers owning Existing Loan Portfolios and/or Approved Loan Portfolios in accordance with clause 14.2.15 (Ownership of Loan Portfolios) which for the avoidance of doubt shall not include the Polish Securitization Funds.
“Potential Default” means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition, in each case, under Clause 15.1 (Default), is likely to constitute a Default.
“Quarter” means a period of three (3) months ending on a Quarter Date.
“Quarter Date” means each 31 March, 30 June, 30 September and 31 December.
“Reference Banks” means DNB Bank ASA, Nordea Bank Abp and Swedbank AB (publ).
“Reservations” means the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, defences of set off or counterclaim and similar principles.
“Restricted Party” means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of persons);

(b)
that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws, which attach legal effect to being domiciled, registered as located in, having its main place of business in, and/or being incorporated under the laws of such country; or

(c)	that is directly or indirectly owned or controlled by a person referred to in paragraph a)and/or (b) above; or

(d)	with which any Lender is prohibited from dealing with by any Sanctions Laws.
“Restructuring” means the restructuring of the Group as set out in a memo dated 22 September 2014 from KPMG.
“Restructuring Intra-Group Loans” means:

(a)	any loan from an Obligor to another member of the Group (other than an Intra-Group Loan):

(i)	under which no more than USD 40,000,000 is outstanding at any time; and

(ii)	which is incurred pursuant to the Restructuring; and

(iii)	which remains outstanding for no more than 2 (two) months; and

(iv)	which is established and repaid within the Restructuring Period,

(b)
any other loans, not meeting the requirements set out in (a) above, between any members of the Group, which are incurred pursuant to the Restructuring, established and repaid within the Restructuring Period, and assigned on identical terms as the Assignment of Intra-Group Loans.

“Restructuring Period” means the period from the original date of this Agreement up and until 31 December 2015.
“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan; and

(c)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.
“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United Kingdom of Great Britain and Northern Ireland, the United States of America, the State Secretariat for Economic Affairs SECO (Switzerland), the Monetary Authority of Singapore and the Hong Kong Monetary Authority and any authority acting on behalf of any of them in connection with Sanctions Laws.
“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.
“Sanctions List” means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.
“Screen Rate” means the percentage rate per annum for the relevant period which appears:

(a)	in relation to EURIBOR, on Reuters screen page EURIBOR 01;

(b)	in relation to LIBOR, on Reuters screen page Libor 01, or Libor 02, as appropriate;

(c)	in relation to NIBOR, on Reuters screen page OIBOR; and

(d)	in relation to STIBOR, on Reuters screen page SIOR,
or, in each case, such percentage rate per annum for the relevant period which appears (i) on such other page as may replace such page on the Reuters service for the purpose of displaying quotations of offered rates for deposits in the relevant currency in the relevant interbank Lender or, if no such replacement page is available, (ii) on the relevant page of the Telerate screen displaying quotations of offered rates for deposits in the relevant currency in the relevant interbank Lender.
“Second Amendment and Restatement Agreement” means the agreement for the second amendment and restatement of this Agreement, dated 19 February 2016.
“Second Effective Date” means the date of the amendment and restatement of this Agreement becoming effective in accordance with the Second Amendment and Restatement Agreement.
“Secured Obligations” means all obligations and liabilities of each Obligor under the Finance Documents, including (without limitation) the Borrowers’ obligation to repay the Utilisations together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Finance Parties in connection with the Finance Documents.
“Security Agent” means DNB Bank ASA in its capacity as Security Agent and each successor Security Agent appointed under Clause 18.12 (Resignation and Removal).
“Security Documents” means:

(a)	the documents listed in Schedule 10 (Security Documents) as from time to time amended and/or supplemented;

(b)	this Agreement and any Accession Agreement pursuant to which a Group Company becomes an Obligor; and
any other document the Security Agent may require a Group Company to enter into pursuant to any Finance Document, whereby security and/or guarantees are granted .
“Security Period” means the period starting on the first Drawdown Date hereunder and ending on the date on which all of the obligations and liabilities of the Group Companies under each Finance Document are discharged irrevocably in full and none of the Finance Parties has any continuing obligation in relation to the Facility or under any Finance Document.
“Security Portfolio Owners” means Portfolio Owners which are Guarantors and over which security is created and perfected pursuant to the Security Documents and which have entered into all relevant Security Documents and perfected any security contemplated thereunder (as applicable), all in a form and substance satisfactory to the Facility Agent, including a satisfactory legal opinion.
“Service Agreement” means an agreement entered into between a Portfolio Owner and a Collection Company regulating the collection made by the Collection Company for the Portfolio Owner.
“Shareholder Loan” means any shareholder loan to the Borrower that:

(a)
is fully subordinated to the obligations of the Group under any Finance Documents on terms satisfactory to the Agent (acting on the instruction of the Majority Lenders), subject to a separate subordination undertaking and with no right of service or repayment unless consented to in writing by the Agent (acting on the instruction of the Majority Lenders);

(b)	has a tenor of no less than three months (subject to (a) above);

(c)	has an interest rate that does not exceed LIBOR + margin of 7.5%;

(d)	is pledged in favour of, and on terms satisfactory to, the Security Agent (on behalf of the Lenders) as security for the Secured Obligations;

(e)	can solely be utilised to acquire Approved Loan Portfolios; and

(f)
is only to be entered into if, at the time the relevant shareholder loan is entered into, either (i) the LTV Ratio is reasonably expected to exceed 70% over the next three months or (ii) the Facility have been utilised with more than 90% of the Total Commitments.

The aggregate amount of the Shareholder Loans including interest shall not at any time exceed an amount equal to 10% of the Total Commitment.
“Share Pledges” means the pledges over all shares in the Portfolio Owners, Collection Companies, the Borrowers and PRA Group Europe AS (formerly Aktiv Kapital AS) in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent, subject to Clause 12.4.
“STIBOR” means in relation to a Loan or other sum in SEK:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the Stockholm interbank market, in each case, at or about 11.00 a.m. (Stockholm time) the second Business Day prior to the relevant Interest Period for the offering of deposits in SEK and for a period comparable to the Interest Period for that Loan or other sum and if any such rate is below zero, STIBOR will be deemed to be zero.
“Subsidiary” means an entity from time to time of which a person:

(a)	has direct or indirect control; or

(b)	owns directly or indirectly more than fifty (50) per cent (votes and/or capital), for these purposes, an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.
“Swiss Guidelines” means the following guidelines issued by the Swiss Federal Tax Administration:

(a)
guideline S-02.123 in relation to interbank loans of September 22, 1986 (Merkblatt Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben) vom 22. September 1986);

(b)	guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner);

(c)	guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt Obligationen vom April 1999);

(d)	circular letter no. 34 (1.034 - V - 2011) of July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom Juli 2011 betreffend Kundenguthaben); and

(e)
guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom Januar 2000),

in each case, as issued, amended or replaced from time to time.
“Swiss Non-Qualifying Bank” means any person which does not qualify as a Swiss Qualifying Bank.
“Swiss Obligor” means any Obligor incorporated (or otherwise organised) or having its registered office in Switzerland or being resident in Switzerland for purposes of Swiss Withholding Tax.
“Swiss Qualifying Bank” means a financial institution acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and a branch of a financial institution, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the Swiss Guidelines.
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders which are Swiss Non-Qualifying Banks must not at any time exceed 10 (ten), all in accordance with the Swiss Guidelines.
“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders, but excluding to the extent permissible as per Art 14a of the Swiss Withholding Tax Ordinance members of the Group), other than Swiss Qualifying Banks, of a Swiss Obligor under all outstanding borrowings (including under the Finance Documents), such as loans, facilities and private placements, made or deemed to be made by such Swiss Obligor must not at any time exceed 20 (twenty), all in accordance with the Swiss Guidelines and being understood that for purposes of this Agreement the maximum number of 10 (ten) Swiss Non-Qualifying Banks permitted under this Agreement shall be taken into account irrespective of whether or not 10 (ten) Swiss Non-Qualifying Banks do so participate at any given time.
“Swiss Withholding Tax” means any taxes imposed under the Swiss Withholding Tax Act (Bundesgesetz über die Verrechnungssteuer).
“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechungsteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Swiss Withholding Tax Ordinance” means the Swiss Federal Ordinance on the Withholding Tax of 19 December 1966 (Verordung über die Verrechungssteuer).

“Target Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET2) is operating.
“Taxes” includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and “Tax” and “Taxation” shall be construed accordingly.
“Third Amendment and Restatement Agreement” means the agreement for the third amendment and restatement of this Agreement, dated 2 September 2016.
“Third Effective Date” means the date of the amendment and restatement of this Agreement becoming effective in accordance with the Third Amendment and Restatement Agreement.
“Total Commitment” means the aggregate of the Commitments of the Lenders, being USD 1,100,000,000 at the date of this Agreement.
“Total Loan Portfolios” means the Existing Loan Portfolios and the Approved Loan Portfolios.
“Transaction Security” shall have the meaning ascribe to it in Clause 12.1 (Security Documents)
“Transfer Certificate” means a document substantially in the form set out in Schedule 6, whereby inter alia a person becomes a Party to this Agreement in relation to all existing Parties under this Agreement and all existing Parties, including any subsequent Party, becomes bound in relation to such new acceding Party.
“USD” means the lawful currency of the United States of America.
“USD Equivalent” means, in relation to an amount in an Optional Currency on the day on which the calculation falls to be made, the amount of USD which could be purchased with that amount of the Optional Currency using the Facility Agent’s spot rate of exchange for the purchase of USD with the Optional Currency at or about 11.00 a.m. on the second Business Day prior to that date.
“Value Added Tax” or ”VAT” means value added tax and any other tax similar or equivalent to value added tax imposed by any country whether, provided for in primary, secondary or purported legislation and whether delegated or otherwise (including, where relevant, any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community) and any similar to turnover tax replacing or introduced in addition to any of the same.
“Vendor Financing” means any Indebtedness provided by any person in connection with the purchase of an Approved Loan Portfolio or Existing Loan Portfolio, either directly or indirectly, to a Portfolio Owner.

1.2	Headings
The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3	Construction
In this Agreement (unless otherwise provided):

(a)	words importing the singular shall include the plural and vice versa;

(b)	references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

(c)	references to any provision of law include any amendment of that provision or law;

(d)
references to a “person” shall be construed so as to include that person’s assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

(e)	accounting terms shall be construed so as to be consistent with the Accounting Principles;

(f)
references to a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(g)	currency codes shall be interpreted as set out in ISO 4217:2008 as amended (www.iso.org); and

(h)	references to time are (unless otherwise stated) to Oslo time; and

(i)
the representations, undertakings and covenants made or given hereunder and relating to Sanctions Laws and any Restricted Parties shall not apply (i) to any Obligor or any other person which qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) and (ii) to any Obligor or person to which the Council Regulation (EC) No 2271/96 of 22 November 1996 as amended from time to time (the “EU Blocking Regulation”) applies in so far as it would result in a violation of or conflict with any provision of the EU Blocking Regulation.

2.	THE FACILITY

2.1	The Facility

2.1.1
Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers, during the Availability Period, a multicurrency revolving credit facility up to an aggregate principal amount not exceeding the equivalent of the Total Commitments.

2.1.2
Notwithstanding any other term of this Agreement, the aggregate of all Loans shall not, at any time, exceed the Total Commitments, which for the purpose of this calculation shall be reduced by the USD-Equivalent of any Lone Star Equity Commitment.

2.2	Additional financing

2.2.1	Bond option
Subject to the Borrowers being in compliance with the Agreement before and after disbursement of any bond proceeds, the Borrowers has the option to issue a bond loan in the amount up to USD 200,000,000 subject to such bonds being (i) issued by the Borrowers or a holding company of the Borrowers or an affiliate thereof, (ii) such bond being contractually subordinated to the amounts outstanding at any time under the Finance Documents, and (iii) the bonds issued on terms acceptable to the Lenders.

2.2.2
The Borrowers may by a written request and by providing acceptable documentation to the Agent (with no less favourable terms as set out in this Agreement) request the Overdraft Facility, such Overdraft Facility being secured pursuant to the Security Documents.

2.3	Obligations several

2.3.1	The obligations of each Finance Party under this Agreement are several.

2.3.2	The failure of a Finance Party to carry out its obligations under this Agreement shall not relieve or effect any other Party of any of its obligations under this Agreement.

2.3.3	None of the Finance Parties shall be responsible for the obligations of any other Party under this Agreement.

2.4	Rights several

2.4.1	The rights of the Finance Parties under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

2.4.2	A Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

2.5	Obligor’s Agent

2.5.1
Each Obligor (other than the Borrowers), by its execution of this Agreement or an Accession Agreement, hereby irrevocably authorises the Borrowers to act on its behalf as its agent in relation to the Finance Documents and authorises and appoints the Borrowers, as its attorney, on its behalf, to supply all information concerning itself, its financial condition and otherwise to the Lenders as contemplated under this Agreement and to give all notices and instructions to be given by such Obligor under the Finance Documents, to execute, on its behalf, any Finance Document and to enter into any agreement and amendment in connection with the Finance Documents (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor and including, for the avoidance of doubt, any further increase of the total commitments under this Agreement as set out in Clause 2.3) including confirmation of guarantee obligations in connection with any amendment or consent in relation to the Facility, without further reference to or the consent of such Obligor and each Obligor to be obliged to confirm such authority in writing upon the request of the Facility Agent. The power hereby conferred is a general power of attorney and the Obligor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which such attorney may execute or do and to grant as many private and public document (including certificates and notarial powers of attorney duly apostilled) and comply with as many formalities as may be necessary or convenient for this power to be effective under each relevant jurisdiction. In relation to the power referred to herein, the exercise by the Borrowers of such power shall be conclusive evidence of its right to exercise the same.

2.5.2
Each Obligor (other than the Borrowers), hereby appoints the Borrowers as its agent for service and hereby authorises each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to Borrowers on its behalf, and in each such case such Obligor will be bound thereby (and shall be deemed to have notice thereof) as though such Obligor itself had been given such notice and instructions, executed such agreement or received any such notice, demand or other communication.

2.5.3
Every act, omission, agreement, undertaking, waiver, notice or other communication given or made by Borrowers under this Agreement, or in connection with this Agreement (whether or not known to any Obligor) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication of Borrowers and any other Obligor, the choice of Borrowers shall prevail.

2.5.4
Each Obligor incorporated in Germany releases, to the extent possible, the Borrowers from any restrictions of self-dealing and multiple representation under any applicable law (including, but not limited to, section 181 of the German Civil Code (Bürgerliches Gesetzbuch)) for the purposes of this Clause 2.5

3.	PURPOSE

3.1	Purposes of the Facility
The Borrowers shall apply all amounts borrowed by it under the Facility to;

(a)	refinance the Existing Facilities;

(b)	financing of Approved Loan Portfolios; and

(c)	general corporate purposes (excluding payment of dividends and other distributions or any other indirect refinancing of acquisition debt).

3.2	Restrictions
The Borrowers undertakes that it will only utilise the Facility as permitted by Clause 3.1 and no proceeds of any amounts borrowed under any Finance Documents shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

3.3	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Documentary conditions precedent

(a)
The Borrowers may not deliver an Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

4.2.1
The obligation of each Lender to make available its Participation in a Loan is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the relevant Drawdown Date, or Issue Date:

(a)	the representations and warranties in Clause 13 (Representations and warranties) to be repeated pursuant to Clause 13.1.24 (Repetition) on those dates are correct; and

(b)	in the case of a Loan, no Default has occurred and is continuing or would occur on the making of the Loan.

(c)
In the case of a Loan other than a Rollover Loan, the Borrowers providing a Compliance Certificate (no older than 3 weeks) evidencing the compliance with the financial covenants and ratios pursuant to this Agreement pro-forma after the Drawdown of the Loan.

4.2.2
The Lenders will only be obliged to comply with Clause 5.7 (Change of Currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

5.	UTILISATIONS

5.1	Drawdown under the Facility

5.1.1
Subject to the other terms of this Agreement, any Loans shall be made to the Borrowers at any time during the Availability Period when requested by the Borrowers by means of a Drawdown Notice in accordance with Clause 5.2 (Drawdown Notice).

5.1.2	The following limitations apply to the Loans:

(a)	the Drawdown Date of a Loan shall be a Business Day during the Availability Period in one drawing for each currency;

(b)	the principal amount of a Loan denominated in USD or an Optional Currency shall be:

(i)	a minimum Original Base Currency Amount of USD 1,000,000 and an integral multiple of USD 500,000; and

(ii)	in no case more than the amount of the Total Commitments;

(c)
no Loan shall be made if the making of that Loan would result in the aggregate of the Original Base Currency Amount of all Loans exceeding the Total Commitment and for the purpose of this calculation any remaining commitment under the Lone Star Equity Commitment shall reduce the amount of Total Commitment with its USD-Equivalent;

(d)	no Loan shall be made as long as prepayments are mandatory according to Clause 7.2;

(e)	no more than twenty (20) Loans may be outstanding at any one time; and

(f)	in the case of a Loan denominated in an Optional Currency, the requirements of Clause 5.6 (No Optional Currency) are met.

5.2	Drawdown Notice

5.2.1
Whenever the Borrowers wish to draw down a Loan, they shall give a duly completed Drawdown Notice to the Facility Agent to be received not later than 10.00 a.m. on the third Business Day before the relevant Drawdown Date (or such later time as the Lenders may agree).

5.2.2	A Drawdown Notice shall be irrevocable and the Borrowers shall be obliged to borrow in accordance with its terms.

5.2.3	The Facility Agent shall promptly notify each Lender of the details of each Drawdown Notice received by it.

5.3	Participations
Subject to the terms of this Agreement, each Lender acting through its lending office shall make available to the Facility Agent on the Drawdown Date for a Loan an amount equal to its Participation in the amount specified in the Drawdown Notice for that Loan.

5.4	Availability
The Borrowers may not request a Loan to be denominated in an Optional Currency unless the Facility Agent has confirmed to the Borrowers that the Optional Currency is available for drawing under the relevant Facility.

5.5	Notification to Lenders
The Facility Agent shall promptly notify each Lender of the currency and the Original Base Currency Amount of each Loan.

5.6	No Optional Currency
If, no later than 9.00 a.m. on the second Business Day before the first day of an Interest Period in relation to a Loan which is proposed to be denominated in an Optional Currency, a Lender notifies the Facility Agent that:

(a)
in that Lender’s reasonable opinion, it is impracticable for that Lender to fund its Participation in that Loan in the proposed Optional Currency in the ordinary course of business in the relevant interbank market; or

(b)
Central Bank or other governmental authorisation in the country of the proposed Optional Currency is required to permit its use by that Lender for the making of that Loan and the authorisation has not been obtained or is not in full force and effect or is subject to unacceptable conditions; or

(c)
the use of the proposed Optional Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which that Lender is accustomed to act, the Facility Agent shall notify the Borrowers and the Lenders by 10.00 a.m. on the same day. In this event, the Borrowers and the Lenders may agree that the Loan shall not be made, provided that, in the absence of such agreement by 11.00 a.m. on the same day, the Loan shall be denominated in USD during that Interest Period.

5.7	Change of Currency
A Loan which is denominated in a currency may not be denominated in different currencies.

6.	INTEREST

6.1	Interest rate
Interest shall accrue on each Loan from and including the relevant Drawdown Date to but excluding the date the Loan is repaid at the rate determined by the Facility Agent to be the aggregate of:

(a)	the Applicable Margin; and

(b)	IBOR.

6.2	Interest Periods

6.2.1
Interest payable on each Loan shall be calculated by reference to Interest Periods of one (1), two (2), three (3) or six (6) months duration (or such other Interest Period as the Facility Agent, acting on the instructions of all the Lenders, may agree) as selected by the Borrowers in accordance with this Clause 6.2. The Borrowers may not select more than ten (10) Interest Periods with a tenor of one (1) Month during any calendar year. If an Interest Period would extend beyond six (6) months then interest shall be payable every six (6) months. The Facility Agent may require shorter Interest Periods to be elected if this would facilitate the syndication of the Facility.

6.2.2
The Borrowers shall select an Interest Period for a Loan in the relevant Drawdown Notice or (in the case of any subsequent Interest Period for that Loan) by notice received by the Facility Agent no later than three (3) Business Days before the commencement of that Interest Period.

6.2.3	If the Borrowers fail to select an Interest Period for a Loan in accordance with Clause 6.2.2, that Interest Period shall, subject to the other provisions of this Clause 6, be three (3) months.

6.2.4
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.2.5
If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that later calendar month.

6.2.6	If an Interest Period for a Loan would otherwise extend beyond the Final Repayment Date under which such Loan is made, it shall be shortened so that it ends on the Final Repayment Date.

6.3	Default interest

6.3.1
If an Obligor fails to pay any amount payable under any Finance Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Facility Agent may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) two (2) per cent per annum, (b) the Applicable Margin, and (c) the higher of either (i) IBOR, or (ii) the Lender’s funding costs. Default interest is payable on demand.

6.3.2
So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 6.3 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

6.4	Calculation and payment of interest

6.4.1
At the beginning of each Interest Period, subject to clause 6.5 (Determination of Applicable Margin), the Facility Agent shall notify the Lenders and the relevant Obligor of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 6.3 (Default interest), any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

6.4.2	Interest due from an Obligor under this Agreement shall:

(a)	accrue from day to day at the rate calculated under this Clause 6;

(b)
except as otherwise provided in this Agreement, be paid by the relevant Obligor to the Facility Agent (for the account of the Lenders or the Facility Agent, as the case may be) in arrears on the last day of each Interest Period, provided that for any Interest Period which is longer than three (3) months, the relevant Obligor shall also pay interest every (three) 3 months in arrears during that Interest Period; and

(c)	be calculated on the basis of the actual number of days elapsed and a 360 day year (a 365 day year for GBP) or, if different, such number of days as is market practice.

6.5	Determination of Applicable Margin

6.5.1	Any adjustment of the Applicable Margin to be effective within five (5) Business Days after the delivery of the Compliance Certificate evidencing the LTV Ratio.

6.5.2
Upon the date of utilisation of the Facility for the financing of the Belfast Portfolio the Applicable Margin shall be recalculated with reference to a Compliance Certificate not more than six weeks old delivered on that date, adjusted on a pro-forma basis to take into account the acquisition of the Belfast Portfolio. Such recalculated Applicable Margin shall apply until the next determination of Applicable Margin pursuant to clause 6.2.1 above.

6.5.3
In the event that the Borrower fails to deliver a Compliance Certificate on time the Interest shall: (i) when the overdue Compliance Certificate is delivered, be recalculated for the period from the latest date on which the Compliance Certificate should have been delivered, based on the Applicable Margin determined with reference to that Compliance Certificate, or (ii) if no Compliance Certificate is delivered before the next Compliance Certificate is due for delivery, be recalculated based on the highest Applicable Margin, for that period. To the extent any Interest has already been paid by the Borrower for any part of the period for which Interest is recalculated, the Borrower shall not be entitled to receive any reimbursement of Interest paid in excess of the recalculated interest.

6.6	Minimum interest

6.6.1	When entering into this Agreement, the Parties have assumed that the interest payable under this Agreement is not and will not become subject to any tax deduction on account of Swiss Withholding Tax.

6.6.2
Notwithstanding Clause 6.6.1, if a tax deduction is required by law in respect of any sum payable by a Swiss Obligor under a Finance Document and should it be unlawful for such Swiss Obligor to comply with Clauses 10.2 (Taxes) and 19.9 (Grossing-up) for any reason (where this would otherwise be required by the terms of Clauses 10.2 (Taxes) and 19.9 (Grossing-up)) then:

(a)
the applicable interest rate in relation to that payment shall be the rate which would have applied to that payment as provided for by Clause 6.1 divided by 1 minus the rate at which the relevant tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

(b)	that Swiss Obligor shall:

(i)	pay the relevant sum at the adjusted rate in accordance with paragraph (a) above;

(ii)	make the tax deduction on the amount so recalculated; and
all references to a rate of interest under the Finance Documents shall be construed accordingly.

6.6.3
To the extent that a sum payable by a Swiss Obligor under a Finance Document becomes subject to Swiss Withholding Tax, each relevant Lender and each relevant Swiss Obligor shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary (i) for the Swiss Obligor to obtain authorisation to make such payments without them being subject to Swiss Withholding Tax and (ii) to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.

6.7	Facility Agent’s determination
The determination by the Facility Agent of any interest or commission payable under this Clause 6 shall be conclusive and binding on the Obligors except for any manifest error.

7.	REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION

7.1	Repayment of Loans

7.1.1	Subject to Clause 7.1.3 and 7.1.4, each Loan shall be repaid in full on the Interest Date of the Interest Period relating to that Loan.

7.1.2	Subject to the terms of this Agreement, any amounts repaid under Clause 7.1.1 may be re-borrowed.

7.1.3
If all or part of a Loan is to be repaid from the proceeds of all or part of a new Loan to be made to the Borrowers then, as between each Lender and the Borrowers, the amount to be repaid by the Borrowers shall be set off against the amount to be advanced by that Lender in relation to the new Loan and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts (in the currency of the outstanding Loan for the first Interest Period).

7.1.4
Subject to any terms of this Agreement expressly providing otherwise, the Borrowers may not prepay any Loan before the end of its Interest Period. On the Final Repayment Date the Borrowers shall repay any Loan then outstanding under this Agreement in full, together with all other sums due and outstanding under the Finance Documents at such date (if any).

7.2	Mandatory prepayment on Change of Control

7.2.1	Unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders), ninety (90) days from the date a Change of Control occurs (a “Prepayment Date”):

(a)	all Loans together with all incurred interest and all other amounts owing to under this Agreement shall be repaid in full; and

(b)	the Lenders’ obligations shall be terminated and each Lender’s Commitments shall be cancelled.

7.2.2	For the purposes of this Agreement a “Change of Control” will occur if the Parent ceases to control directly or indirectly 2/3 of the voting rights of the Borrowers.

7.2.3	The Borrowers shall give the Facility Agent prompt notice when it becomes aware of a Change of Control or a proposed Change of Control.

7.3	Mandatory prepayment - Disposal
Upon a Disposal of whole or part of an Existing Loan Portfolio or Approved Loan Portfolio (directly or indirectly through a sale of a Portfolio Owner or otherwise) the Borrowers shall no later than five (5) Business Days prior to such Disposal document to the Facility Agent’s satisfaction that the Group will be in compliance with the LTV Ratio immediately after such Disposal.

7.4	Application of prepayments
Each mandatory prepayment shall be applied in pro rata in order of maturity.

7.5	Voluntary prepayment of Loans

7.5.1
The Borrowers may, by giving the Facility Agent not less than five (5) Business Days’ prior notice, prepay the whole or part (but if in part, in a minimum amount of USD 1,000,000 and an integral multiple of USD 1,000,000 or such whole amount as, the Facility Agent may agree) of any Loan.

7.5.2
Any notice of prepayment shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount of the prepayment, and shall oblige the Borrowers to make that prepayment. The Facility Agent shall promptly notify the Lenders of receipt of any such notice.

7.6	Prepayment and breakage costs

7.6.1	Any prepayment shall be made together with accrued interest on the amount prepaid and any amounts payable under Clause 24.1 (Breakage costs indemnity).

7.7	Voluntary cancellation of Facility

7.7.1
The Borrowers may, by giving the Facility Agent not less than five (5) days’ prior notice, cancel all or part of the Total Commitment (but if in part, in a minimum amount of USD 1,000,000 and an integral multiple of USD 1,000,000).

7.7.2
Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The Facility Agent shall promptly notify the Lenders of receipt of any such notice.

7.7.3
The Borrowers may not utilise any part of the Facility which has been cancelled. Any cancellation of the Facility shall reduce each Lender’s Commitment rateably and shall reduce the Facility by the aggregate amount so cancelled.

8.	CHANGES IN CIRCUMSTANCES

8.1	Illegality

8.1.1
If it is or becomes illegal (including under any Sanctions Law) for a Lender to maintain all or part of its Commitment or to continue to make available or fund or maintain its Participation in all or any part of the Facility, then:

(a)	that Lender shall notify the Facility Agent and Borrowers;

(b)	the Commitment of that Lender shall be cancelled immediately; and

(c)
the Obligors shall prepay to the Facility Agent (for the account of that Lender) that Lender’s Participation in all Loans (together with accrued interest on the amount prepaid and all other amounts owing to that Lender under this Agreement) within fifteen (15) Business Days of demand by that Lender (or, if permitted by the relevant law, on the last day of the Interest Period of the relevant Loans);

Any such prepayment shall be subject to Clause 24.1 (Breakage costs indemnity).

8.2	Increased Costs

8.2.1
If a Change occurs which causes an Increased Cost (as defined in Clause 8.2.3) to a Lender (or any company of which that Lender is a Subsidiary) then each Obligor shall pay (as additional interest) to the Facility Agent (for the account of that Lender) within ten (10) Business Days of demand all amounts which that Lender certifies to be necessary to compensate that Lender (or any company of which that Lender is a Subsidiary) for the Increased Cost.

8.2.2
Any demand made under Clause 8.2.1 shall be made by the relevant Lender through the Facility Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

8.2.3	In this Clause 8.2:
“Increased Cost” means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Lender (or any company of which that Lender is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment of that Lender or its Participation in the Facility or the funding of that Lender’s Participation in any Loan including but not limited to:

(a)	any Tax Liability (other than Tax on Overall Net Income) incurred by that Lender;

(b)	any changes in the basis or timing of Taxation of that Lender in relation to its Commitment or Participation in the Facility or to the funding of that Lender’s Participation in any Loan;

(c)
the cost to that Lender (or any company of which that Lender is a Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by that Lender (or any company of which that Lender is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to the Facility or of a change to the weighting of that Lender’s Commitment or Participation in that Facility;

(d)	the cost to that Lender of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements); and

(e)	the amount of any fees payable by that Lender to any supervisory or regulatory authority.
“Tax Liability” means inter alia, in respect of any person:

(a)	any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

(b)	the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

(c)
the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

(d)	the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.
For the purposes of this definition of “Tax Liability”, any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set off took place, shall be conclusively determined by the relevant person.

“Tax on Overall Net Income” means, in relation to a Lender, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of that Lender or its lending office by the jurisdiction in which its lending office or its head office is situated.

8.2.4
The Obligors shall not be obliged to make a payment in respect of an Increased Cost under this Clause 8.2 if and to the extent that the Increased Cost has been compensated for by the operation of Clause 19.9 (Grossing-up) or the cost is attributable to a FATCA Deduction required to be made by an Obligor or a Finance Party.

8.2.5
If the Obligors are required to pay any amount to a Lender under this Clause 8.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Borrowers giving the Facility Agent and that Lender not less than 10 days’ prior notice (which shall be irrevocable), the Obligors may prepay all, but not part, of that Lender’s Participation in the Loans together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Breakage costs indemnity). On any such prepayment the Commitment of the relevant Lender shall be automatically cancelled.

8.3	Market disruption

8.3.1	If, in relation to a Loan and a particular Interest Period:

(a)
at or about noon on the second Business Days prior to the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the relevant IBOR for the relevant currency and Interest Period; or

(b)	the Facility Agent has been notified by a group of Lenders, who together exceed 40 per cent of the Total Commitments, that in their opinion:

(i)	matching deposits would not be available to them in the relevant interbank market in the ordinary course of business to fund their Participations in that Loan for that Interest Period; or

(ii)	the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of IBOR for that Interest Period, the Facility Agent shall promptly notify the Borrowers and the Lenders of that event (such notice being a “Market Disruption Notice”).

8.3.2
If a Market Disruption Notice applies to a proposed Loan, that Loan shall not be made. Instead, the Facility Agent and the Borrowers shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Loan or for funding the Loan. Any substitute basis agreed by the Facility Agent (with the consent of all the Lenders) and the Borrowers shall take effect in accordance with its terms and be binding on all the Parties.

8.3.3	If a Market Disruption Notice applies to an outstanding Loan then:

(a)
the Facility Agent and the Borrowers shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Loan or for funding the Loan;

(b)
any substitute basis agreed under Clause 8.3.3(a) by the Facility Agent (with the consent of all the Lenders) and the Borrowers shall take effect in accordance with its terms and be binding on all the Parties;

(c)
if no substitute basis is agreed under Clause 8.3.3(a), then, subject to Clause 8.3.4, each Lender shall (through the Facility Agent) certify before the last day of the Interest Period to which the Market Disruption Notice relates a substitute basis for maintaining its Participation in the Loan which shall reflect the cost to the Lender of funding its Participation in the Loan from whatever sources it selects plus the Applicable Margin; and

(d)	each substitute basis so certified shall be binding on the relevant Obligor and the certifying Lender and treated as part of this Agreement.

8.3.4
If no substitute basis is agreed under Clause 8.3.3(a), then, so long as the circumstances giving rise to the Market Disruption Notice continue and subject to the Borrowers giving the Facility Agent and the Lenders not less than ten (10) days’ prior notice (which shall be irrevocable), the relevant Obligor may prepay the Loan to which the Market Disruption Notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Breakage costs indemnity).

8.4	Mitigation

8.4.1
If any circumstances arise in respect of any Lender which would, or upon the giving of notice would, result in the operation of Clause 19.9 (Grossing-up),6.6 (Minimum interest), 8.1 (Illegality), 8.2 (Increased Costs) or 8.3 (Market disruption) to the detriment of any Obligor, then that Lender shall:

(a)	promptly upon becoming aware of those circumstances and their results, notify the Facility Agent and the Borrowers; and

(b)
in consultation with the Facility Agent and the Borrowers, take all such steps as are reasonably open to it to mitigate the effects of those circumstances (including changing its lending office in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, the Borrowers and that Lender), provided that no Lender shall be obliged to take any steps which in its opinion would be likely to have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses without being reimbursed therefor.

8.4.2
Nothing in this Clause 8.4 shall limit, reduce, affect or otherwise qualify the rights of any Lender or the obligations of the Obligors under Clauses 19.9 (Grossing-up), 6.6 (Minimum interest), 8.1 (Illegality), 8.2 (Increased Costs) or 8.3 (Market disruption).

8.5	Certificates
The certificate or notification of the Facility Agent or, as the case may be, the relevant Lender as to any of the matters referred to in this Clause 8 shall be in reasonable detail and shall be conclusive and binding on the Obligors except for any manifest error.

9.	FEES AND EXPENSES

9.1	Expenses
The Borrowers shall on demand (including a specification) pay all evidenced expenses properly incurred (including legal fees, valuation and accounting fees and other out-of-pocket expenses, but only to the extent the same are reasonable in amount), and any VAT (direct or by reverse charge) on those expenses incurred:

(a)	by the Bookrunner in connection with the negotiation, preparation, syndication and execution of the Finance Documents and the other documents contemplated by the Finance Documents;

(b)	by an Agent in connection with the taking of any security in accordance with Clause 11.10.5(a) (Security);

(c)	by an Agent or the Lenders in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Finance Document;

(d)
by an Agent or the Lenders in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from an Obligor or any other person under any Finance Document, or in investigating any Default or Potential Default;

(e)	by an Agent in connection with any cost of engaging any person in connection with any due diligence process to be performed pursuant to the terms of this Agreement;

(f)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and

(g)	by an Agent in connection with any cost of engaging an Auditor pursuant to the terms of this Agreement.

9.2	Fees
The Borrowers shall pay the fees as set out in the Fee Letter(s).

9.3	Indemnity payments
Where in any Finance Document an Obligor has an obligation to indemnify or reimburse an Agent, the Bookrunner or a Lender in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the Tax treatment in the hands of the Agent, the Bookrunner or the relevant Lender, as the case may be, (as conclusively determined by the relevant party) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

10.	TAXES AND TAX INDEMNITIES

10.1	Definitions
In this Agreement:
“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 6.6 (Minimum interest) Clause 10.2 (Taxes) or a payment under Clause 10.3 (Tax indemnity).

10.2	Taxes

(a)
All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax deduction or withholding is required by law.

(b)
Any Obligor shall promptly upon becoming aware that it must make a Tax deduction or withholding (or that there is any change in the rate or the basis of a Tax deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the relevant Obligor.

(c)	If a Tax deduction or withholding is required by law to be made by an Obligor:

(i)
the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax deduction or withholding had been required (tax gross-up); and

(ii)	the Obligor shall make that Tax deduction or withholding within the time allowed and in the minimum amount required by law.

(d)
Within thirty (30) days of making either a Tax deduction or withholding or any payment required in connection with that Tax deduction or withholding, the Borrowers shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3	Tax indemnity

(a)
The Borrowers shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)
to the extent a loss, liability or cost is compensated for by an increased payment under Clause 6.6 (Minimum interest), Clause 10.2 (Taxes) or relates to a FATCA Deduction required to be made by a Party

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 10.3, notify the Agent.

10.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	that Finance Party has effectively and definitively obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. Nothing in this clause shall interfere with the corresponding Finance Party’s right to arrange its tax affairs in whatever manner it thinks fit.

10.5	Stamp taxes
The Parent shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all transfer tax, stamp duty, judicial duties, registration and other similar Taxes payable in respect of the formalisation, execution, performance or enforcement of any Finance Document.

10.6	VAT

(a)
All amounts set out, or expressed to be payable under a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the relevant Obligor shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

(b)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(c)
Any relation to any supply made by a Finance Party to any other Party under a Finance Document, as requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

(d)
Any reference in this Clause 10.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context requires otherwise) a reference to the person who is treated as that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or entity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or entity at the relevant time (as the case may be).

10.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to 10.7 (i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

10.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

10.9	Other indemnities
The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 17;

(c)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower (or the Parent on its behalf) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)
any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses under any Finance Documents (including reasonable counsel fees and disbursements) incurred by the Agent or any Finance Party as a result of conduct of any Obligor or any of their partners, directors, officers or employees, that violates any Sanctions Laws; or

(e)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

11.	ON DEMAND GUARANTEE AND INDEMNITY

11.1	Guarantee and indemnity
Each Guarantor hereby irrevocably and unconditionally jointly and severally, but subject to any limitations set out in Clause 11.10 (Limitations) or any equivalent limitations set out in any Accession Agreement by which such Guarantor became party hereto;

(a)
guarantees to each Finance Party, as and for its own debt as principal obligor and not merely as a surety, punctual performance by each Obligor of all that Obligor’s obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
undertakes to indemnify each Finance Party it will, as an independent and primary obligation, on the Facility Agent’s first demand against any cost, loss, expense, damage or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

A statement in writing by the Agent setting out the amount due and payable hereunder is binding and conclusive evidence against the Guarantor as to the obligation to pay such amount subject to the maximum amount stated in paragraph (b) above.

11.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

11.3	Number of claims
There is no limit on the number of claims that may be made by the Agent (on behalf of the Finance Parties) under this Agreement.

11.4	Reinstatement
If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

11.5	Waiver of defences
The obligations of each Guarantor under this Clause 10 will not be affected by any act, omission, matter or thing which would reduce, release or prejudice any of its obligations under this Clause 10 (without limitation and whether or not known to it or any Finance Party) including but not limited to:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)
the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group, including for the avoidance of doubt the liquidation of the Dormant Companies as set out in Clause 13.3.12 (b) and the increase of the Total Commitment in accordance with Clause 2.3;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment (however fundamental) or replacement of a Finance Document or any other document or security, including for the avoidance of doubt the liquidation of the Dormant Companies as set out in Clause 13.3.12 (b) and the increase of the Total Commitment in accordance with Clause 2.3;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

11.6	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 10. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
Each Guarantor incorporated under the laws of Spain waives its rights of benefits of execution (excusion), order (orden) and division (division).

11.7	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party and (or any agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 10.

11.8	Deferral of Guarantors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by each of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor and/or any Group Company;

(b)	to claim any contribution from any other guarantor of any Obligor’s and/or Group Company’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; and/or

(d)	to make any objection to pay on first demand.

11.9	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

11.10	Limitations

11.10.1
The obligations of each Guarantor shall be limited to a maximum amount of USD 1,500,000,000 with the addition of interest and costs. Sections 62 - 74 of the Norwegian Financial Contracts Act 1999 shall not apply to any Guarantor’s obligations hereunder.

11.10.2	As required by Section 61 (2) of the Norwegian Financial Contracts Act 1999, the following information is given to each Guarantor:

(a)
in addition to the guarantees created under this Clause 10, Clause 12.1 (Security Documents) to this Agreement contains a list of all pledges, mortgages, guarantees and other security created as at the date of this hereof pursuant to this Agreement;

(b)	as of the date of this Agreement, no Default Notice has been issued pursuant to this Agreement; and

(c)	the guarantee created by each Guarantor hereunder is created in respect of obligations which have not been incurred prior to the creation of such guarantee.

11.10.3
The obligations of each Guarantor shall furthermore be limited to such mandatory provisions of law applicable to such Guarantor limiting the legal capacity or ability of the relevant Guarantors to grant a guarantee hereunder, it being understood by each Guarantor that if a limitation no longer is applicable such limitation will no longer be applicable to the guarantee set out herein.

11.10.4
If a payment by a Guarantor has been made in contravention of the limitations contained in Clause 11.10, the Finance Parties shall not be liable for any damages in relation thereto and the maximum amount repayable by the Finance Parties as a consequence of such contravention shall be the amount received from the Guarantor.

11.10.5	Norwegian limitations

(a)
The obligations of a Guarantor incorporated in Norway (each a “Norwegian Guarantor”) under the Guarantees will be limited by mandatory provisions of law applicable to the Norwegian Guarantor limiting the legal capacity or ability of the Norwegian Guarantor to provide a guarantee as provided for under this Clause 11 (including, but not limited to, the provisions of Sections 8-7 and 8-10, cf. 1-3, of the Norwegian Companies Acts of 1997.

(b)
The limitations set out in paragraph (a) above shall apply mutatis mutandis to any Security provided by any Norwegian Guarantor under the Finance Documents and to any guarantee, undertaking, obligation, indemnity and payment, including but not limited to distributions, cash-sweeps, credits, loans and set-offs, pursuant to or permitted by the Finance Documents in relation to a Norwegian Guarantor;

(c)
If a payment or the honouring of any Security by a Norwegian Guarantor has been made in contravention of the limitations contained in this Clause 11, the Finance Parties shall not be liable for any damages in relation thereto, and the maximum amount repayable by the Finance Parties as a consequence of such contravention shall be the amount received from that Norwegian Guarantor; and

(d)	If any limitation is no longer applicable as a mandatory provision under Norwegian law, such limitation will no longer apply to the Guarantee or Security provided by a Norwegian Guarantor.

11.10.6	Austrian limitations
Nothing in this Agreement shall be construed to create any obligation of a Guarantor incorporated in Austria (an “Austrian Guarantor”) to act in violation of mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften), including, without limitation, § 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung - GmbHG) and § 52 et seq. of the Austrian Act on Joint Stock Companies (Aktiengesetz - AktG) (the "Austrian Capital Maintenance Rules"), and all obligations of an Austrian Guarantor under this Clause 11 (On Demand Guarantee and Indemnity) and under any other provision in a Finance Document shall be limited in accordance with Austrian Capital Maintenance Rules.
If and to the extent the payment obligations of an Austrian Guarantor under this Clause 11 and/or under any other provision in a Finance Document would not be permitted under Austrian Capital Maintenance Rules, then such payment obligations shall be limited to the maximum amount permitted to be paid under Austrian Capital Maintenance Rules. According to the Parties' understanding of the Austrian Capital Maintenance Rules as of the date hereof, the amount secured is not less than (i) that Austrian Guarantor's balance sheet profit (including retained earnings) (Bilanzgewinn) as defined in § 224 (3) lit A no. IV of the Austrian Enterprise Code (Unternehmensgesetzbuch - UGB) as calculated by reference to the most recent (audited, if applicable) financial statements of that Austrian Guarantor then available, plus (ii) any other amounts which are freely available or can be converted into amounts freely available for distribution to the shareholder(s) under the GmbHG or AktG (as the case may be) and the UGB (such as, for instance, unrestricted reserves (freie Rücklagen)) at the time or times payment under or pursuant to this Clause 11 is requested from an Austrian Guarantor, plus, (iii) to the extent applicable, the equivalent of the aggregate Loans (plus any accrued interest, commission and fee thereon) borrowed by that Austrian Guarantor in its capacity as Borrower, plus (iv) to the extent applicable, the equivalent of the aggregate Loans (plus any accrued interest, commission and fees thereon) borrowed by any other Obligor under this Agreement and made available to that Austrian Guarantor and/or its Subsidiaries plus (v) the amount of any indebtedness capable of being discharged by way of setting-off that Austrian Guarantor's recourse claim following an enforcement of this guarantee against any indebtedness owed by that Austrian Guarantor to another Obligor.
If and to the extent the assumption or enforcement of any such payment obligation or liability of an Austrian Guarantor under this Clause 11 and/or under any other provision in a Finance Document would expose any officer of an Austrian Guarantor to personal liability or criminal responsibility such obligation or liability shall be limited to the maximum amount then permissible under Austrian Capital Maintenance Rules.
No reduction of an amount enforceable hereunder pursuant to these limitations will prejudice the rights of the Finance Parties or the Agent acting for and on behalf of the Finance Parties to continue enforcing their or his rights under this guarantee (subject always to the limitations set out in this Clause 11) until full satisfaction of the Obligors' obligations under the Finance Documents.

11.10.7	Swiss Limitations

(a)
If and to the extent that a Guarantor incorporated in Switzerland (a "Swiss Guarantor") becomes liable under the Finance Documents for obligations of its Affiliates other than its Subsidiaries and if complying with such obligations would be restricted under then applicable Swiss corporate law (the "Restricted Obligations"), the aggregate liability of the Swiss Guarantor for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and, to the extent permitted by then applicable law, current net profits) available for distribution as dividends to the shareholders of the Swiss Guarantor (the "Maximum Amount"), provided that this is a requirement under then applicable mandatory Swiss law and understood that such limitation shall not free the Swiss Guarantor from its obligations in excess of the Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.

(b)
Immediately after having been requested to perform the Restricted Obligations under the Finance Documents, the Swiss Guarantor shall (i) perform any obligations which are not affected by the above limitations, and (ii) in respect of any balance, if and to the extent requested by the Facility Agent or required under then applicable Swiss law, provide the Facility Agent with an interim balance sheet audited by the statutory auditors of the Swiss Guarantor setting out the Maximum Amount, take any further corporate and other action as may be required by the Facility Agent (such as board and shareholders' approvals and the receipt of any confirmations from the Swiss Guarantor's statutory auditors) and other measures required to allow the Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations and, immediately thereafter, pay up to the Maximum Amount to the Facility Agent.

(c)	In relation to payments made hereunder in satisfaction of Restricted Obligations, the Swiss Guarantor shall:

(i)	if and to the extent required by applicable law and subject to any applicable double tax treaties in force at the relevant time:

(A)	deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as is in force at that time) from any such payment;

(B)	pay any such deduction to the Swiss Federal Tax Administration; and

(C)	notify and provide evidence to the Facility Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration;

(ii)	as soon as possible after a deduction for Swiss Withholding Tax is made as required by applicable law:

(A)	ensure that any person which is entitled to a full or partial refund of the Swiss Withholding Tax, is in a position to be so refunded; and

(B)	in case it has received any refund of the Swiss Withholding Tax, pay such refund to the Agent promptly upon receipt thereof.

(d)
For the avoidance of doubt, where a deduction for Swiss Withholding Tax is required pursuant to paragraph (c) above, the obligations of the Obligors under Clause 6.5 (Minimum interest), Clause 10.2 (Taxes), Clause 19.9 (Grossing-up) and Clause 10.3 (Tax indemnity) of this Agreement shall remain applicable, save to the extent and for as long as that would cause the Maximum Amount to be exceeded.

(e)
If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Clause 11.10.7, then the Swiss Guarantor shall (i) to the extent permitted by applicable law, revalue and/or realize any of its assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets, and (ii) reduce its share capital to the minimum allowed under then applicable law.

11.10.8	German limitations

(a)
To the extent that the guarantee and indemnity created under this Clause 11 (the "Guarantee") is granted by a German guarantor incorporated in Germany as a limited liability company (GmbH) (each a "German Guarantor") and the Guarantee of the German Guarantor guarantees amounts which are owed by direct or indirect shareholders of the German Guarantor or Subsidiaries of such shareholders (with the exception of Subsidiaries which are also Subsidiaries of the German Guarantor), the Guarantee of the German Guarantor shall be subject to the limitations set out in the following paragraphs of this Clause 11.10.8. In relation to any other amounts guaranteed, the Guarantee of the German Guarantor remains unlimited.

(b)
Subject to paragraphs (d) to(n) below, the Agent shall not be entitled to enforce the Guarantee to the extent that the German Guarantor demonstrates before the enforcement that such enforcement has the effect of:

(i)
reducing the German Guarantor's net assets (Nettovermögen within the German law meaning of that term) (the "Net Assets") to an amount less than its stated share capital (Stammkapital within the German law meaning of that term) (such reduction being a Begründung einer Unterbilanz within the German law meaning of that term); or

(ii)	(if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced (Vertiefung einer Unterbilanz within the German law meaning of that term),

(c)
and thereby contravenes the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (GmbH-Gesetz) (the "GmbH-Act") ("Limitation on Enforcement" or "Limitation Event"). For the avoidance of doubt, to the extent the enforcement of the Guarantee will result in a fully valuable recourse claim (vollwertiger Rückgriffsanspruch) within the meaning of sentence 2 of paragraph 1 of § 30 GmbH-Act ("Recourse Claim") of the German Guarantor against a third party including a shareholder or another member of the Group, no Limitation on Enforcement applies and no Limitation Event occurs.

(d)
The value of the Net Assets shall be determined in accordance with German GAAP consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 German Commercial Code (Handelsgesetzbuch - HGB)) in the previous years, save that:

(i)
the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the date of this Agreement without the prior written consent of the Majority Lenders shall be deducted from the relevant stated share capital;

(ii)
loans provided to the relevant German Guarantor by a member of the Group or by a direct or indirect shareholders of that German Guarantor shall be disregarded if they are subordinated by an agreement in the sense of § 19 para. 2, 2nd sentence of the German Insolvency Code (Insolvenzordnung); and

(iii)	loans and other liabilities incurred in violation of the provisions of any Finance Document shall be disregarded.

(e)
The Limitation on Enforcement shall only apply if and to the extent that the managing director(s) (Geschäftsführer) on behalf of the respective German Guarantor have confirmed in writing to the Agent within ten Business Days following the Agent's demand under the Guarantee (i) the amount of the German Guarantor's Net Assets and (ii) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the "Management Determination"), provided that until and including the earlier of (A) the date falling ten Business Days after the Agent's demand under the Guarantee and (B) the date of delivery of the Management Determination to the Agent, the right to enforce the Guarantee (whether in full or in part) shall be suspended.

(f)
If the Agent disagrees with the Management Determination, the Agent (acting on behalf of the Finance Parties) shall nevertheless be entitled to enforce the Guarantee up to such amount, which is undisputed between itself and the relevant German Guarantor in accordance with the provisions of paragraph (e) above, provided that the Agent may only distribute any proceeds of such enforcement to any other Finance Party (in accordance with the relevant provisions of this Agreement) after receipt, and, subject to paragraph (l) below, on the basis of, the Auditor's Determination (as defined below). In relation to the amount which is disputed, the Agent and such German Guarantor shall instruct a firm of auditors of international standing and reputation to determine within 45 calendar days (or such longer period as has been agreed between the Company and the Agent) from the date the Agent has contested the Management Determination in writing to the relevant German Guarantor (i) the amount of the German Guarantor's Net Assets and (ii) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the "Auditor's Determination"). If the Agent and the German Guarantor do not agree on the appointment of a joint auditor within five (5) Business Days from the date the Agent has disputed the Management Determination in writing to the relevant German Guarantor, the Agent shall be entitled to appoint auditors of international standing and reputation in its reasonable discretion. Without prejudice to paragraph (l) below, the amounts determined in the Auditor's Determination shall be (except for manifest error) binding on all Parties. The costs of the Auditor's Determination shall be borne by the Borrowers.

(g)
If the amount which is enforceable under the Guarantee as determined by the Auditor's Determination (calculated as of the date the demand under the Guarantee was made and in accordance with paragraph (d) above) is lower than as determined by the Management Determination (the excess amount, the "Excess Amount"), but the Guarantee has been enforced on the basis of the amount determined by the Management Determination, then the Agent (acting on behalf of the Finance Parties) shall, within five (5) Business Days of receipt by the Agent of a written demand from the relevant German Guarantor

(i)	repay the Excess Amount (if and to the extent the amounts enforced on the basis of the Management Determination have not been received by any other Finance Party), and

(ii)
if and to the extent the amounts enforced on the basis of the Management Determination have been received by any other Finance Party, notify that Finance Party of the Excess Amount and forthwith pass on any amounts actually returned to the Agent by the Finance Parties in respect of the Excess Amount,

(h)
in each case provided a demand for repayment of the Excess Amount is made by the relevant German Guarantor to the Agent within one Month from the earlier of (i) the date of receipt by the Agent of the Auditor's Determination and (ii) the date falling 45 calendar days (or such longer period as has been agreed between the Borrowers and the Agent) from the date the Agent has contested the Management Determination in writing to the relevant German Guarantor (it being understood that any demand for repayment needs to specify the Excess Amount and can therefore only be made by the relevant German Guarantor once the Auditor's Determination is available). For the avoidance of doubt, each Finance Party shall only be liable to return such portion of the Excess Amount actually received (and, in the case of the Agent, not on-paid) by it and nothing set out in this paragraph (g) shall establish any joint and several liability of the Finance Parties in respect of any Excess Amount.

(i)
If pursuant to the Auditor's Determination the amount payable under the Guarantee is higher than set out in the Management Determination the relevant German Guarantor shall pay the difference to the Finance Parties within five (5) Business Days after receipt of the Auditor's Determination.

(j)
If the German Guarantor intends to demonstrate that the enforcement of the Guarantee would lead to the occurrence of a Limitation Event, then the German Guarantor shall, if the Agent so requests acting upon instruction of the Majority Lenders (each such request a "Realisation Request"), within two Months (or such longer period as the Agent may specify) following receipt by the German Guarantor of the Realisation Request, realise at arm's length terms to the extent necessary to satisfy the amounts demanded under this Guarantee any and all of its assets that:

(i)	are shown in its balance sheet with a book value (Buchwert within the German law meaning of that term) which is significantly lower than their market value; and

(ii)
are not operationally necessary to continue its existing business or are capable to be replaced by the German Guarantor by way of sale and lease-back, the purchase of services from third parties or otherwise, (the "Relevant Assets").

(k)
The German Guarantor shall within one Month following the Agent's Realisation Request provide to the Agent a list of all Relevant Assets. If the German Guarantor has not realised the Relevant Assets within two Months following the Agent's Realisation Request (the "Realisation Period") but delivered a Management Determination to the Agent, and (A) has omitted to undertake reasonable endeavours to effect such realisation or (B) has not provided reasonably detailed evidence to the Agent that it has undertaken reasonable endeavours to effect such realisation, until the last day of the Realisation Period, the Agent may instruct the auditor instructed to prepare the Auditor's Determination to prepare within fifteen calendar days an Auditor's Determination (regardless whether an Auditor's Determination has already been provided), taking into account any not realised Relevant Assets at 70 per cent. of their market value. Without prejudice to paragraph (l) below, the amounts determined in that Auditor's Determination shall be (except for manifest error) binding for all Parties. The costs of that Auditor's Determination shall be borne by the Borrowers.

(l)
The Limitation on Enforcement does not affect the right of the Finance Parties to claim again any outstanding amount at a later point in time if and to the extent that paragraph (b) would allow this at that later point.

(m)
The Limitation on Enforcement does not apply in relation to amounts that correspond to funds that have been on-lent to the relevant German Guarantor or any of its Subsidiaries. The burden of demonstrating that no amounts have been on-lent is on the German Guarantor, provided that an up-to-date financial statement of the German Guarantor prepared in accordance with the principles applicable to its unconsolidated balance sheet (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 German Commercial Code) and setting out in reasonable detail in its annex (Anhang) any such on-lending (including to its Subsidiaries) or confirming its non-existence, shall constitute prima facie evidence for this purpose.

(n)
The Limitation on Enforcement does not apply to any amounts payable under the Guarantee by a German Guarantor during the existence of a domination and/or profit and loss transfer agreement with the relevant German Guarantor as controlled entity (in accordance with § 291 of the German Stock Corporation Act (Aktiengesetz) other than where the existence of such domination and/or profit and loss transfer agreement has not the effect as set out in sentence 2 of paragraph 1 of section 30 GmbH-Act.

(o)
This Clause 11.10.8 shall apply mutatis mutandis, if the Guarantee is granted by a German Guarantor organised as a limited partnership (Kommanditgesellschaft, KG) or general partnership (offene Handelsgesellschaft, OHG) with a limited liability company incorporated under German law (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär bzw. unbeschränkt haftender Gesellschafter within the German law meaning of that term) (a "Relevant General Partner") of such Guarantor, in respect of such Relevant General Partner.

(p)
The restrictions under this Clause 11.10.8 shall not apply if, at the time of enforcement of the Guarantee, as a result of a change in the laws or German supreme court jurisprudence (höchstrichterliche Rechtsprechung), the granting or enforcement of the Guarantee can no longer result in a personal liability of the German Guarantor's or, as applicable, the Relevant General Partner's managing directors with a view to the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act or any substitute provision.

11.10.9	Spanish limitations

(a)
Notwithstanding anything set out to the contrary in this Agreement or any other Finance Document, the obligations and liabilities of any Guarantor incorporated in Spain under this Agreement or any other Finance Document to which it is a party shall be deemed to have been given only to the extent such guarantee does not violate articles 143 or 150 of the Spanish Capital Companies Act (Real Decreto Legislativo 1/2010, de 3 de Julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), governing, inter alia, unlawful financial assistance, and the liability of each such Guarantor only applies to the extent permitted by such provisions.

(b)
The limitation set out in paragraph (a) above shall apply mutatis mutandis to any security created by any Obligors incorporated in Spain under the Security Documents and to any guarantee, undertaking, obligation, indemnity and payment, including (but not limited to) distributions, cash sweeps, credits, loans and set-offs, pursuant to or permitted by the Finance Documents and made by each such Obligor.

11.10.10	Polish Limitations

(a)	The guarantee and the liability of any Guarantor incorporated in Poland under this guarantee shall:

(i)
in the case of a Guarantor incorporated in Poland being a limited liability company, be limited in such way that such Guarantor shall not be obliged to effect any payment under this guarantee in the event and to the extent that they result in reduction of its assets necessary to fully cover its share capital in breach of Article 189 § 2 of the Polish Commercial Companies Code; and

(ii)
in the case of a Guarantor incorporated in Poland being a joint stock company, or a subsidiary of a joint stock company, not extend to any part of the Facilities which provide direct, or indirect, financing (within the meaning of Article 345 § 1 of the Polish Commercial Companies Code) in respect of the acquisition of shares issued by such joint stock company incorporated in Poland to the extent the requirements under Article 345 of the Polish Commercial Companies Code has not been satisfied; for the avoidance of doubt, the foregoing means that the guarantee to such extent shall be limited and deemed not to be given by such Guarantor.

(iii)
be limited and shall not include a guarantee or liability of any Guarantor incorporated in Poland for payment of any amounts due under or in connection with any Finance Document to the extent such amounts were used to finance acquisition of shares in DTP S.A (with its registered seat in Warsaw) by PRA Group Polska sp. z o.o (with its registered seat in Warsaw), for the avoidance of doubt, the foregoing means that the guarantee to such extent shall be limited and deemed not to be given by such Guarantor.

(b)
Notwithstanding anything to the contrary contained in this Agreement or in any of the other Finance Documents, the obligations of each Guarantor incorporated in Poland are limited to the extent that they do not result in its insolvency in the meaning of Article 11 § 2 of the Polish Bankruptcy Law or insolvency under any relevant regulation (the “New Bankruptcy Law”) that will replace or amend the Polish Bankruptcy Law and which will specify that entity is insolvent when the value of its liabilities (all or some of them) exceeds the value of its assets (regardless of whether such situation will result in immediate insolvency or lapse of time will be required). The limitation in this subparagraph will not apply if one or more of the following circumstances occur:

(i)
a Default is declared, occurs and is outstanding, irrespective of whether it occurs before or after the Guarantor incorporated in Poland concerned becomes insolvent within the meaning of Article 11 section 2 of the Polish Bankruptcy Law or similar provisions of the New Bankruptcy Law;

(ii)
the liabilities of the Guarantor incorporated in Poland (except those under the Finance Documents) result in its insolvency within the meaning of Article 11 section 2 of the Polish Bankruptcy Law or similar provisions of the New Bankruptcy Law.

12.	SECURITY

12.1	Security Documents
The Secured Obligations shall be secured by the interests and rights granted to the Finance Parties under the Security Documents. Such security shall rank with first priority and consist of:

(a)	the Share Pledges;

(b)	the Assignment of Intra-Group Loans;

(c)	the Pledge of Shareholder Loans;

(d)	the Assignment of Restructuring Intra-Group Loans; and

(e)	the Polish Security,
(collectively the “Transaction Security”)

12.2	Hedging Agreements
All obligations and liabilities of any Group Company to any Lender under or in connection with any Hedging Agreement or the Overdraft Facility shall be treated, for all purposes (other than Clauses 19.7 (Partial payments) and 17.1 (Redistribution)), as obligations and liabilities incurred under this Agreement and, for the avoidance of doubt, a Group Company’s obligations and liabilities under any Hedging Agreement or the Overdraft Facility shall be considered as Secured Obligations and liabilities under the Security Documents and for such purposes any reference in any Security Document to a Lender shall be deemed to include that Lender as a party to the relevant Hedging Agreements.

12.3	Additional Guarantor

12.3.1
Any company which is or becomes a Portfolio Owner or a Collection Company shall become an additional Guarantor and shall as soon as reasonably practicable execute and deliver an Accession Agreement to the Facility Agent together with all the documents referred to in the schedule to that Accession Agreement, each in form and substance reasonably satisfactory to the Facility Agent.

12.3.2
Each Finance Party hereby irrevocably authorises the Facility Agent to execute on its behalf Accession Agreements delivered to the Facility Agent by a Group Company in accordance with the terms of this Clause 12.3.

12.4	Additional Security

(a)
The Borrowers shall procure that a company which is or becomes a Portfolio Owner or a Collection Company (subject to as set out in (b) below) or becomes a Portfolio Owner or a Collection Company shall as soon as reasonably practicable grant the relevant Transaction Security and the Borrowers shall procure that the relevant Transaction Security is granted and perfected over the shares of that Portfolio Owner or Collection Company, as security for the Secured Obligations.

(b)
The Borrowers shall procure that the Original Collection Companies shall grant the relevant Transaction Security including any relevant documents as set out in Schedule 5, and that the relevant Transaction Security is granted and perfected over the shares of the Original Collection Companies at the earlier of (i) 28 February 2015, (ii) upon being transferred to the Borrowers in accordance with the Restructuring, and (iii) upon becoming Portfolio Owners (provided in (i) and (ii) that they are Collection Companies at that point.

12.5	Special provision on Spanish enforcement procedures

12.5.1	Accounts of the Security Agent and of the Lenders
For the purposes of enforcing or foreclosing, pursuant to Spanish law, this Agreement (including any Guarantee provided by any Guarantor incorporated in Spain pursuant to Clause 11 or under the Security Documents), the Security Agent, in its capacity as such (and on behalf of the Lenders), shall open and maintain a special credit facility account in its books on behalf of the Obligors, from which all interest, fees, expenses, default interest, additional costs and any other amounts that the Obligors owe to the Lenders under the Finance Documents will be debited and into which all amounts received by or on account of the Lenders from the Obligors under the Finance Documents will be credited, so that the balance of the credit account represents the amount owed from time to time by the Obligors to the Lenders.

In addition to the account referred to in the preceding Clause, each Lender shall open and maintain a special account in its records equivalent to that described above, into which the interest, fees, expenses, default interest, additional costs and any other amounts that the Obligors owe to the Lender hereunder will be debited and into which all amounts received by the Lender from the Obligors under the Finance Documents shall be credited, so that the sum of the balance of the credit account represents the amount owed from time to time by the Obligors to the Lender. In the event of assignment as provided in Clause 23, the assignor will totally or partially cancel the referenced accounts, with corresponding accounts to be opened by the assignee.
Any failure to keep the records referred to in the two preceding Clauses or any error in doing so will not, however, limit or otherwise affect the obligation of the Lenders to pay any amount owed pursuant to the Finance Documents.

12.5.2	Determination of outstanding balance
In the event of any discrepancy between the accounts and records maintained by any Lender and the accounts and records of the Security Agent corresponding to such matters, the Security Agent’s accounts and records will take precedence in the absence of manifest error.

12.5.3
If any of the events of termination by maturity or acceleration of the Facility occurs, the Security Agent or, if applicable, a Lender who brings the action separately, will settle the accounts referred to in Clause 12.5.1(Accounts of the Security Agent and of the Lenders). For the purposes of enforcement in judicial or extrajudicial proceedings, it is expressly agreed that the balance of the accounts referred to in Clause 12.5.1 (Accounts of the Security Agent and of the Lenders) resulting from the certification for that purpose issued by the Security Agent or, if applicable, the Lender who brings the action separately will be deemed a liquid, due and payable amount enforceable against the Borrowers and any Guarantor incorporated in Spain, provided that it is evidenced in a notarial document that the settlement was made in the form agreed by the parties in the enforceable instrument (título ejecutivo) and that the outstanding balance is equivalent to that recording in the corresponding account of the Borrowers opened in connection with the Facility.

12.5.4	The Security Agent or, if applicable, the relevant Lender, shall give advance notice to the Borrowers of the amount due as a result of the settlement.

12.5.5
In the event that the Lenders or, if applicable, the Lender who brings the action separately, decide to commence the ordinary enforcement proceedings contemplated under articles 517 et seq. of the Spanish Civil Procedure Act (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil), the Parties expressly agree for the purposes of articles 571 et seq. of the Spanish Civil Procedure Act that the settlement to determine the enforceable due debt (deuda ejecutivamente reclamable) will be carried out by the Security Agent or, if applicable, by the Lender who brings the action separately. Therefore, the following will be sufficient for the commencement of summary proceedings:

(a)	an executory copy (copia autorizada de la escritura matriz con carácter ejecutivo) of the notarial instrument raising this Agreement to the status of a public deed;

(b)
a certificate, issued by the Security Agent or, if applicable, by the Lender who brings the action separately, of the debt for which the Borrowers are liable, which shall include an extract of the debit and credit entries and the entries corresponding to the application of interest that determine the specific balance for which enforcement is requested;

(c)	the document evidencing (documento fehaciente) that the settlement of the debt has been carried out in the form agreed in this Agreement; and

(d)	a certified document evidencing the service of prior notice to the Borrowers of the amount due as a result of the settlement.

12.5.6	All taxes, expenses and duties that accrue or incurred by reason of the notarial instruments referred to in the preceding Clause will be satisfied by the Borrowers.

13.	REPRESENTATIONS AND WARRANTIES

13.1	Representations and warranties
Each Obligor makes the representations and warranties set out in this Clause 13 to each Finance Party, in respect of itself.

13.1.1	Status
Each Group Company, except for the Polish Securitzation Funds, is a limited liability company duly incorporated with perpetual corporate existence under the laws of the jurisdiction of its incorporation, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets.

13.1.2	Powers and authority
Each Group Company, where applicable, has the power to execute, deliver and perform its obligations under the Finance Documents and to carry out the transactions contemplated by those documents and all necessary corporate, board, management body, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same.

13.1.3	Binding obligations
Subject to the Reservations, the obligations of each Group Company under the Finance Documents constitute its legal, valid, binding and enforceable obligations.

13.1.4	Contraventions
The execution, delivery and performance by each Group Company of the Finance Documents do not:

(a)
contravene any applicable law, regulation or any order of any governmental or other official authority, body or agency or any judgement, order or decree of any court having jurisdiction over it, including Sanctions;

(b)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement, arrangement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound, which is likely to have a Material Adverse Effect; or

(c)	contravene or conflict with the provisions of its articles of association, registration certificate or other constitutional documents.

13.1.5	Insolvency
No Group Company is (i) unable to pay its debts as they fall due or has admitted in writing its inability to pay its debt as they fall due or has become insolvent, (ii) has suspended making payments on any of its debts as they fall due or, by reason of actual or anticipated financial difficulties, has commenced negotiations with one or more of its creditors with view to rescheduling any of its indebtedness or the Lone Star Commitment; (iii) has taken any action (by petition, application, answer, consent or otherwise), (iv) otherwise has taken any action nor have any steps been taken or legal proceedings been started or, to the best of any Obligor’s knowledge and belief, threatened against it for winding up, liquidation, bankruptcy, dissolution (including liquidacion, disolucion, concurso de acreedores or any similar situation under the Spanish corporate, commercial and civil law regulation) or re organisation (other than a solvent re-organisation), or similar executor or judicial proceeding, or has submitted to the relevant court a notice as set forth under article 5 bis of the Spanish Act 22/2003, of 9 July, on insolvency, (v) any such action has been instituted against such member of the Group and remains undismissed, undischarged or unstayed,(vi) has taken any corporate or similar action for the purpose of effecting any of the foregoing and (vii) the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any of its assets.

13.1.6	No default
No Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition), in breach of or in default under any agreement or arrangement to which it is a party or which is binding on it or any of its assets in a manner or to an extent which is likely to have a Material Adverse Effect.

13.1.7	Litigation
No action, litigation, arbitration or administrative proceeding has been commenced or is pending or, as far as each Obligor is aware, threatened against any Group Company which, if decided adversely, is likely to have a Material Adverse Effect, nor is there subsisting any unsatisfied judgement or award given against any of them by any court, arbitrator or other body.

13.1.8	Accounts and projections
Each of the Accounts prepared of each Group Company required to be delivered under Clause 14.1.1 (Financial Statements) is prepared in accordance with the Accounting Principles and gives, to the best knowledge and belief of each Obligor, a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended and there are no material adverse change in in the consolidated financial condition of the Obligors since the date of the latest published financial statements.

13.1.9	Encumbrances
No Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Group Company.

13.1.10	No Encumbrances created
The execution of the Finance Documents by the Obligors and the exercise of each of their respective rights and the performance of each of their respective obligations under the Finance Documents will not result in the creation of, or any obligation to create, any Encumbrance over or in respect of any of their assets (other than pursuant to the Finance Documents).

13.1.11	Indebtedness
No Group Company has any outstanding Indebtedness (save for any Permitted Indebtedness).

13.1.12	Authorisations
Other than the registration of and/or giving of notice in accordance with the Security Documents, all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

(a)	for the conduct of the business, trade and ordinary activities of each Group Company, except to the extent that failure to make, pay or obtain the same would not have a Material Adverse Effect;

(b)	for the performance and discharge of the obligations of each Group Company under the Finance Documents to which it is a party; and

(c)	in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Finance Documents, are in full force and effect.

13.1.13	Stamp duties
Other than the registration of the Security Documents, no stamp or registration duty or similar taxes or charges are payable in any relevant jurisdiction in respect of any Finance Document, except where the Finance Documents are (i) voluntarily presented to the registration formalities or (ii) appended to a document that requires mandatory registration, a registration duty (droit d’enregistrement) will be due, the amount of which will depend on the nature of the document to registered.

13.1.14	Financial year
The financial year of each Group Company is the calendar year.

13.1.15	Corporate structure
On the date of the Agreement:

(a)	The details of Borrowers and its Subsidiaries set out in Schedule 7 are accurate and complete in all respects.

(b)
Save as specified in Schedule 7, no person has any interest in (including but not limited to any right of pre-emption, option to acquire or the equivalent) the shares of any Group Company other than over the shares in the Borrowers.

(c)	No Group Company has any interest in any person in respect of which the liability of that Group Company in respect of the obligations of that person is unlimited.

(d)	Each of the Group Companies (other than the Borrowers) set out in Schedule 7 is, unless otherwise expressly stated in Schedule 7, owned to 100 per cent (votes and capital).

13.1.16	Intellectual Property Rights

(a)
The Group Companies own or have the legal right to use all of the Intellectual Property Rights which are material to the conduct of the business of any Group Company or are required by any Group Company in order for it to carry on its business.

(b)
The operations of each Group Company do not infringe, or are not likely to infringe, any Intellectual Property rights held by any third party, which infringement if ruled against the company is likely to have a Material Adverse Effect.

(c)
No claim has been made in writing by any third party which alleges any infringing act or process which would fall within paragraph (b) above or which otherwise disputes the right of any Group Company to use any Intellectual Property Rights relating to that company’s business which if ruled against the company is likely to have a Material Adverse Effect and no Group Company is aware of any circumstances (including any act or omission to act) which could reasonably be expected to give rise to such a claim.

(d)
There exists no actual or threatened, as far as each Obligor is aware, infringement by any third party of any Intellectual Property Rights relating to the business of any Group Company or any event likely to constitute such an infringement, which infringement if ruled against the company is likely to have a Material Adverse Effect.

(e)
All Intellectual Property Rights owned by a Group Company are subsisting and no act has been done or omitted to be done and no event has occurred or, is likely to occur which has or could reasonably be expected to render any Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment, which event is likely to have a Material Adverse Effect.

13.1.17	Ownership of Assets
Save to the extent provided for in this Agreement or disposed of without breaching the terms of any of the Finance Documents, each Group Company has good title to or valid leases or licences of or is otherwise entitled to use and permit other Group Companies to use all assets necessary to conduct its business in all material ways. All Existing Loan Portfolios and Approved Loan Portfolios are wholly owned by a Portfolio Owner, save only as set out in Clause 14.2.15 (Ownership of Loan Portfolio).

13.1.18	Security Documents

(a)
Subject to the Reservations, the Security Documents create the Encumbrance they purport to create with the priority stated therein and are not liable to be avoided or otherwise set aside on the liquidation, administration, bankruptcy or equivalent of the Group Company party to them.

(b)
Each Group Company is the owner of the assets of each member of the Group which it pledges or purports to pledge pursuant to any of the Security Documents. The assets pledged (or purported to be pledged) pursuant to the Security Documents are all fully paid (as applicable), are pledged by way of first ranking pledge if not otherwise expressly stated in this Agreement and are not subject to any option to purchase, pre-emption rights, right of first refusal or similar rights and, represent all of the issued share capital of the relevant company.

13.1.19	Deduction of Tax and no filing or Stamp taxes

(a)	It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender.

(b)
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except that in the case of court proceedings in a Luxembourg court or the presentation of the Finance Documents - either directly or by way of reference - to an autorité constituée, such court or autorité constituée may require registration of all or part of the Finance Documents with the Administration de l'Enregistrement et des Domaines in Luxembourg, which may result in registration duties, at a fixed rate or an ad valorem rate which depends on the nature of the registered document, becoming due and payable.

13.1.20	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.1.21	No Residency
No Finance Party will be deemed resident, domiciled or carrying on business in any jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

13.1.22	No material adverse change
There has been no change in the financial condition, operations, assets, business, properties or prospects of the Group since the date of the most recent annual Accounts of the Group, which has, or is reasonably likely to have, a Material Adverse Effect.

13.1.23	Compliance with Swiss Twenty Non-Bank Rule

(a)	Each Swiss Obligor is in compliance with the Swiss Twenty Non-Bank Rule.

(b)	For the purposes of paragraph (a) above, each Swiss Obligor shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is 10 (ten).

13.1.24	Sanctions

(a)
Each Obligor, each Subsidiary other member of the Group, their joint ventures, and their respective directors, officers, employees, and, to the best of the Obligors‘ knowledge, having made due enquiries, agents or representatives has been and is in compliance with Sanctions Laws;

(b)
No Obligor, nor any Subsidiary other member of the Group, their joint ventures, and their respective directors, manager, officers, employees, and, to the best of the Obligors‘ knowledge, having made due enquiries, agents, Affiliates or representatives:

(i)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(ii)	is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

13.1.25	Taxation

(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

(c)
It (excluding the Swiss Branch) is resident for Tax purposes only in its Original Jurisdiction and does not act through a permanent establishment in a jurisdiction or country different from the Original Jurisdiction.

13.1.26	Anti-corruption law
Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

13.1.27	Centre of main interest
The "centre of main interests" (as that term is used in the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”)) of the Borrower is in Luxembourg, and the Borrower (other than the Swiss Branch) has not any "establishment" (as that term is used in the Insolvency Regulation) outside Luxembourg. All the legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation companies have been complied with by the Borrower.

13.1.28	Repetition
The representations and warranties set out in Clause 13.1 (Representations and warranties) shall survive the execution of this Agreement and each of the said representations and warranties (other than the representations and warranties set out in Clauses 13.1.9 (Encumbrances) 13.1.10, (No Encumbrances created), 13.1.11 (Indebtedness), 13.1.25 (Taxation), 13.1.14 (Financial Year) and 13.1.15 (Corporate structure)) shall be repeated (the “Repeating Representations”) on each Interest Date, each Drawdown Date as if made with reference to the facts existing at the time of repetition.

14.	UNDERTAKINGS

14.1	Information undertakings
The undertakings in this Clause 14.1 remain in force during the Security Period unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

14.1.1	Financial Statements
The Borrowers shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as the same become available and in any event within one hundred and fifty (150) days from the end of each Financial Year the audited financial statements for Luxco based on the agreed simplified IFRS-procedure (as agreed between the Agent and the Borrower) together with audited annual financial statements and audit report for the Parent (both on a consolidated basis) for that Financial Year.

(b)
as soon as the same become available and in any event within one hundred and fifty (150) days from the end of each Financial Year, the unaudited annual financial statements of the Borrowers (on a consolidated basis) for that Financial Year, such accounts to be prepared according to the agreed IFRS procedure.

(c)
as soon as the same become available and in any event within sixty (60) days after the end of each Financial Quarter, the quarterly financial statements (the first financial statements to be delivered shall be based on Q3 2014) of the Borrowers and Parent (on a consolidated basis) for that Financial Quarter, where such accounts for the Borrowers are to be prepared by the agreed IFRS procedure.

(d)	Following a breach of the 95% ERC requirement as set out in Clause 14.4.4 (Collection) the Borrowers shall deliver monthly calculations of the ERC requirement.

14.1.2	Information: miscellaneous

(a)
The Borrowers shall, as soon as possible following the Facility Agent’s request (issued by the Facility Agent at the request by any of the Lenders), provide to the Facility Agent such other information, estimates, forecasts or projections in relation to any Group Company and any of their respective businesses, assets, financial condition, ownership or prospects, including ERC and Book Value calculations as the Facility Agent may reasonably require, provided that such information, estimates, forecasts or projections shall be used solely for the purpose of the Finance Documents and shall be held in confidence by the Facility Agent and each Lender to which it is disclosed.

(b)
The Obligors shall promptly upon becoming aware of them provide to the Facility Agent such other information of details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its direct or indirect owners, Subsidiaries, other member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such.

(c)
The Obligors shall promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries or other members of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party.

14.1.3	Repurchases of Loan Portfolios

(a)
The Borrowers shall promptly inform the Agent of any exercise of any repurchase right and provide reasonably detailed information concerning the background for such repurchases (in relation to (i) below, for the aggregate provide, in reasonable detail, an overview of all repurchases), in relation to any Loan Portfolio where:

(i)	The repurchase would lead to the aggregate amount of repurchases for the previous 12 month period exceeding USD 5,000,000; or

(ii)	The repurchase is initiated on the basis of a breach or alleged breach of law or regulation by a Borrower or any of its Subsidiaries.

(b)	The Borrowers shall in connection with the delivery of each Compliance Certificate report the aggregate amount of repurchases of Loan Portfolios during the relevant reporting period.

14.1.4	Compliance certificates

(a)
The Borrowers shall provide to the Facility Agent within sixty (60) days of each Quarter Date a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate) (a “Compliance Certificate”) executed by the chairman of the Board or the chief executive officer, the de facto chief financial officer or vice president finance of the Group certifying that on such Quarter Date (the first Compliance Certificate to be delivered to be based on the financial statements for Q3 2014) all the undertakings on the part of Borrowers under this Agreement are for the time being complied with and including the calculations relating to the financial undertakings set out in Clause 14.4 (Financial undertakings).

(b)	Each Compliance Certificate shall be verified by the Auditors in a form to be agreed between the Borrowers and the Facility Agent.

14.1.5	Accounting Principles
The Borrowers shall ensure that all Accounts and other financial information submitted to the Facility Agent have been prepared in accordance with the Accounting Principles. The Accounts will not need to include notes unless required by the Facility Agent.

14.1.6	Default, litigation, etc
The Borrowers shall promptly, upon becoming aware of the same, notify the Facility Agent of:

(a)	any Default or Potential Default;

(b)	any litigation, arbitration or administrative proceeding commenced against any Group Company involving a potential liability of any Group Company exceeding USD 5,000,000 on an aggregated basis; and

(c)	any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company.

14.1.7	Management presentations, etc
The Borrowers shall

(a)
once in every Financial Year and on the occurrence of a Default or a Potential Default, if requested by the Facility Agent, the chief executive officer and the de facto chief financial officer of the Group will, if so requested in writing, give a presentation to the Lenders, at a time and venue agreed with the Facility Agent (or otherwise as specified by the Facility Agent by not less than ten (10) Business Days’ notice), about the status for and development of the Loan Portfolios, including any deviation from the mandate structure of the Service Agreements, the ongoing business and financial performance of the Group and the budget and about such other matters relating to the ongoing business and financial performance of the Group or any member of the Group as any of the Lenders may reasonably request;

(b)
if requested by the Facility Agent to carry out a due diligence of the Existing Loan Portfolios based on an agreed scope, but including calculation of the LTV Ratio. However, such request can only be made once a year.

14.1.8	“Know Your Customer”
If any Lender (or any prospective new Lender) needs to comply with “know your customer” or similar identification procedures, each Obligor shall (and the Borrowers shall ensure that each member of the Group will) promptly upon the request of the Facility Agent supply such information as is reasonably requested for this purpose by the Facility Agent.

14.1.9	Claims from sellers of Approved Loan Portfolio
The Borrowers shall report to the Facility Agent any additional claims a seller of an Approved Loan Portfolio makes on the cash flow from the Approved Loan Portfolio after the settlement date of the acquisition of such Approved Loan Portfolio.

14.1.10	Approved Loan Portfolios exceeding USD 100,000,000
The Borrowers shall report to the Facility Agent any Approved Loan Portfolio with an Acquisition Price exceeding USD 100,000,000 prior to the acquisition of such Approved Loan Portfolio.

14.2	Positive undertakings
The undertakings in this Clause 14.2 remain in force during the Security Period unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

14.2.1	Taxes
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with the Accounting Principles.

14.2.2	Insurance
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) maintain insurances of such types, in such amounts and against such risks as are maintained by prudent companies carrying on business comparable with that of the relevant Group Company.

14.2.3	Authorisations
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

(a)
for the conduct of its business, trade and ordinary activities (except to the extent that failure to obtain, maintain or comply with such requirements is not likely to have a Material Adverse Effect); and

(b)	to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Finance Document.

14.2.4	Access
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) upon reasonable notice being given to the Borrowers by the Facility Agent, and not more than once a calendar year, permit the Facility Agent and any person (such as but not limited to an accountant, auditor, lawyer, valuer or other professional adviser of the Facility Agent) authorised by the Facility Agent to have, to a reasonable extent and at all reasonable times during normal business hours, access to the premises, sites or property of any Group Company and the right to discuss the affairs of each Group Company with the senior management of the relevant Group Company.

14.2.5	Ranking of obligations
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) ensure that its obligations under the Finance Documents to which it is a party shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness except for any obligations which are mandatorily preferred by law.

14.2.6	Further documents
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) at the reasonable request of the Facility Agent, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the reasonable opinion of the Facility Agent or the Security Agent, necessary to ensure that the Facility Agent or the Security Agent and the other Finance Parties obtain, maintain and protect all their rights and benefits under the Finance Documents and maintain perfected security interests as contemplated under the Security Documents.

14.2.7	Hedging
The Borrowers shall always comply with the Hedging Strategy delivered pursuant to Clause 4.1 (Documentary conditions precedent), and shall not change such strategy unless consented to by the Facility Agent.

14.2.8	Intellectual Property Rights
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) take all necessary action to protect, maintain and keep in full force and effect all the rights and benefits of each Group Company and ensure that the Group has full legal ownership in relation to any Intellectual Property Rights which is material to such Group Company.

14.2.9	Compliance
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect and each Obligor shall also (and the Borrowers shall ensure that any Subsidiary or other members of the Group will) at all times comply with all Sanctions Laws.

14.2.10	Sanctions
Each Obligor shall ensure that none of them, nor any of their Subsidiaries or any other member of the Group, respective directors, officers, employees, and, to the best of their ability agents or representatives or any other persons acting on any of their behalf, is or will become a Restricted Party.

14.2.11	Maintenance of status
Unless otherwise expressly permitted under this Agreement, each Obligor shall (and the Borrowers shall ensure that each Group Company will) do all things necessary to maintain its corporate existence save only as contemplated under the Restructuring.

14.2.12	Auditors
The Borrowers shall ensure that each Group Company is audited by the Auditors.

14.2.13	Collection Company

(a)
The Borrowers shall ensure that each Portfolio Owner has entered into a Service Agreement (to the extent collection is not provided by the Portfolio Owner itself) and each Portfolio Owner shall procure or ensure that the Collection Company under the Service Agreement undertakes to remit all amounts received under a Loan Portfolio in segregated client accounts. The Borrowers shall ensure that each Service Agreement shall be entered into on arm’s length principles containing a compensation level which is acceptable to the Facility Agent and shall not materially deviate from the standard approved by the Facility Agent.

(b)	The Borrowers shall ensure that no material change in the mandate structure of the Service Agreements will occur.

14.2.14	Compliance with Swiss Twenty Non-Bank Rule

(a)	Each Swiss Obligor shall at all times during the term of this Agreement be in compliance with the Swiss Twenty Non-Bank Rule.

(b)	For the purposes of paragraph (a) above, each Swiss Obligor shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Bank is 10 (ten).

14.2.15	Ownership of Loan Portfolio
The Borrowers shall procure that each relevant Portfolio Owner is the sole legal and beneficial owner of:

(a)
the cash flow from the Existing Loan Portfolios and Approved Loan Portfolios, except for cash flow from the Polish Portfolios which will be owned through the Polish Portfolio Notes representing ownership of (i) 70% of the total Loan Portfolios in case of the Omega Portfolio Notes and (ii) 100% of the total Loan Portfolios in case of the Horyzont Portfolio Notes, pursuant to their constitutional documents. For the avoidance of doubt, the Polish Securitization Funds shall be the sole legal and beneficial owner of the cash flow from the relevant Existing Loan Portfolios and Approved Loan Portfolios.

(b)	the Existing Loan Portfolios and Approved Loan Portfolios, except for:

(i)
Approved Loan Portfolios where the beneficial owner is a Group Company but the legal ownership of such Loan Portfolio is with a financial institution holding a rating of at least “A-1“ with Standard & Poor’s Ratings Services, a division from the Mc Graw-Hill Companies, Inc or “A3” with Moody’s Investors

Service Inc., provided that the Borrowers has explicitly informed the Facility Agent that the Portfolio Owner does not have legal ownership and the Majority Lenders have not dis-approved the situation in writing to the Facility Agent within 7 Business Days of the Lenders receiving written notice thereof from the Facility Agent (the “Tacit Consent Procedure”) provided that the Tacit Consent Procedure shall only be applicable to the extent that the Borrowers explicitly includes, in the information to the Facility Agent, that the information provided to the Facility Agent is subject to the Tacit Consent Procedure and the Facility Agent shall provide the Borrowers a prompt response as to the result of the Tacit Consent Procedure;

(ii)
The BAWAG Portfolio, Eisberg Portfolio and the German Portfolio (all as set out in Schedule 8), provided that they shall be beneficially wholly owned by the respective Portfolio Owner and that no change in ownership, ownership structure or legal status and no substantial change in the agreements relating to the ownership of these, shall occur in relation to these from what has been presented to and approved by the Agent;

(iii)	Approved Loan Portfolios as approved by the Facility Agent (on behalf of the Majority Lenders); and

(iv)	The Loan Portfolios owned through the Polish Portfolio Notes, provided that:

(A)	the relevant Portfolio Owner is the sole legal and beneficial owner of the Polish Portfolio Notes;

(B)	the relevant Polish Securitization Fund is the sole legal and beneficial owner of the relevant Existing Loan Portfolios and Approved Loan Portfolios;

(C)
that no change in ownership structure or legal status and no substantial change (including changes that may adversely effect the security interests of the Finance Parties) in the agreements relating to the rights or interests of the relevant Portfolio Owner to the Polish Portfolio Notes, the underlying portfolios or the Polish Securitization Funds, shall occur from what has been presented to and consented to in writing by the Agent;

(D)
any and all trading/transfer restrictions on the Polish Portfolio Notes are removed (i) in relation to the Omega Portfolio Notes within 60 days from the First Effective Date and (ii) in relation to the Horyzont Portfolio Notes from the First Effective Date; and

(E)	the Polish Security is in place from the First Effective Date, except for (i) the pledge over the Omega Portfolio Notes which shall be in place within 60 days from the First Effective Date.
Any calculations relating to that Loan Portfolio (including calculation of ERC and financial covenants) shall be made on the basis of the Polish Portfolio Notes’ respective share of the underlying Loan Portfolio(s).

14.2.16	Centre of main interest
The Borrower undertakes that;

(i)
its "centre of main interests" (as that term is used in the Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings) is in Luxembourg, and it (other than the Swiss Branch) has not any "establishment" (as that term is used in the Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings) outside Luxembourg; and

(ii)	that all the legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation companies have been complied with by.

14.2.17	Simplified IFRS procedure
The Borrower undertakes to deliver to the Agent, in form and substance satisfactory to the Agent, the description of the simplified IFRS procedure 10 days before the delivery of the Financial Statements in Clause 4.1.1.

14.3	Negative undertakings
The undertakings in this Clause 14.3 remain in force during the Security Period unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

14.3.1	Negative Pledge

(a)
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) create or permit to subsist any Encumbrance over any of a Group Company’s assets or future assets other than Permitted Encumbrances without the Facility Agent’s prior written consent.

(b)
The Borrowers shall ensure that no Subsidiary of the Borrowers which is a Collection Company shall create or permit to subsist any Encumbrances over any of its assets or future assets except for Encumbrances arising by operation of law or by seller’s retention of title.

14.3.2	Change of business
No Obligor shall (and the Borrowers shall ensure that no other member of the Group will) make any substantial change to the ordinary business of any member of the Group or the Group as a whole (being sale, purchase and collection of Loan Portfolios) or the business of AK Nordic from that carried on at the date of this Agreement. For the avoidance of doubt, Non-Recourse Companies may invest in assets other than those which are invested in as a part of the general nature or scope of the business of the Group as a whole.

14.3.3	Fees
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) pay any fees or commissions to any person other than:

(a)	on open market terms; or

(b)	fees incurred under or in connection with any Finance Document.

14.3.4	No financial support
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) make any financial support (including but not limited to provision of loans, credit, guarantees, comfort letters, future commitments), other than:

(a)	Intra-Group Loans to any Group Company, except Intra-Group Loans to the Omega Securitization Fund exceeding a total of USD 1,000,000 ;

(b)	Restructuring Intra-Group Loans;

(c)
Injection of equity or granting of shareholder loans (in respect of the shareholder loans on terms and conditions acceptable to the Facility Agent (on behalf of the Majority Lenders)) by the Borrowers to a Non-Recourse Company provided that;

based on the latest Compliance Certificate and the latest Operating Budget (such Operating Budget to be acceptable to the Majority Lenders) the Borrowers is able to verify that immediately after the financial support being provided:

(i)	the LTV Ratio to be below 55%;

(ii)	GIBD Ratio for the Group to be below 2.0; and

(iii)	no Default has occurred and is continuing or would occur on the making of the financial support;

(d)	Customary guarantees, in relation to a Portfolio Owner’s acquisition, of a Loan Portfolio, from the Borrowers to the seller:

(i)	before settlement; and

(ii)	after settlement provided such guarantees are not for the payment of an Acquisition Price other than the Acquisition Price of forward flow loan portfolios;

(e)
to the extent not covered by paragraph (f) of this Clause 14.3.4, guarantees, in relation to a Portfolio Owner’s acquisition of a Loan Portfolio, from the Borrowers to the seller subject to the approval of the Facility Agent (on behalf of the Lenders);

(f)	financial support provided by AK Nordic in its ordinary course of business;

(g)	financial support provided between a Portfolio Owner and a Collection Company in its ordinary course of business;

(h)	any financial support provided under the Cash Pool Agreement in accordance with Clause 14.3.6 (Cash Pool Agreement);

(i)
Any financial support from the Borrowers to any of the Borrower's parent companies PRA Group Europe Holding I S.à r.l., PRA Group Europe Holding II S.à r.l. and PRA Group Europe Holding III S.à r.l. which is not in aggregate for these three companies in excess of USD 1,000,000 per calendar year;

(j)	in respect of real property leased by an Obligor in the ordinary course of business and on customary arm’s length terms;

(k)	any other financial support to the extent approved by the Majority Lenders in writing; or

(l)	any financial support not listed above and not exceeding the aggregate amount of USD 1,000,000 (for the Group).

14.3.5	Indebtedness

(a)	No Obligor (except for the Collection Companies) shall (and the Borrowers shall ensure that no member of the Group will) incur or permit to subsist any Indebtedness other than Permitted Indebtedness.

(b)	The Borrowers shall ensure that no Collection Company shall incur or permit to subsist any Indebtedness other than Indebtedness arising by operation of law or in the ordinary course of business.

(c)
The Borrowers shall procure that the AK Nordic Deposits which are not deposited as Earmarked Funds shall not at any time exceed SEK 1,200,000,000 unless approved by the Majority Lenders. The Borrowers shall ensure that AK Nordic shall only apply Earmarked Funds to repay the AK Nordic Deposits.

14.3.6	Cash Pool Agreement

(a)	The Borrowers shall procure that funds which according to applicable law shall be held on a separate account or otherwise, shall not be transferred to any Cash Pool Account.

(b)	The Borrowers shall procure that only the Borrowers and the Portfolio Owners under this Agreement are participants under the Cash Pool Agreement.

(c)	From 1 April 2015, only PRA Group Europe AS (formerly Aktiv Kapital AS) and the Borrowers shall be able to draw under the Cash Pool Agreement.

14.3.7	Merger and Acquisitions etc.

(a)
Unless agreed by the Facility Agent (acting on the instructions of the Majority Lenders), no Obligor shall (and the Borrowers shall ensure that no member of the Group will) (i) enter into any amalgamation, de-merger, merger, reconstruction, combination, arrangement and plan of arrangement or similar transaction, or (ii) acquire any business of, or shares or securities of, any company (including but not limited to any shares in an unlimited liability person or the equivalent) or start up or enter into any joint venture or other legal entity irrespectively of whether the liabilities of such joint venture or person is unlimited except for:

(i)	a solvent re-organisation on a solvent basis of Group Companies, always provided that the Borrowers shall be a surviving entity (if the Borrowers is subject to the merger); and

(ii)	the acquisition of single purpose companies that owns an Approved Loan Portfolio, or companies with a total equity value less than USD 50,000,000 per year (on an aggregate basis for the Group), provided always that (i) none of the security interests created under the Security Documents are impaired, and (ii) the Borrowers prior to the transaction provide evidence satisfactory to the Facility Agent that the Group will remain in compliance with the financial undertakings set out in clause 14.4 (Financial undertakings) upon completion of the transaction.

14.3.8	Transactions similar to security
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) other than as permitted by the definition of “Permitted Encumbrance”:

(a)	sell, transfer or otherwise make a Disposal of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a Group Company or any of its related entities; or

(b)	sell, transfer or otherwise make a Disposal of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading on non-recourse terms, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

14.3.9	Accounting and Auditors
No Obligor shall (and the Borrowers shall ensure that no member of the Group will):

(a)	Change its Accounting Reference Date;

(b)	change its Financial Year;

(c)	change its Accounting Principles; or

(d)	change its Auditors,
without the Majority Lenders’ written consent.

14.3.10	Corporate Structure
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) change the corporate structure as set out in Schedule 7 (Group Structure), except as set out in the Restructuring of the Group.

14.3.11	Ownership of Portfolio Owners
The Borrowers shall ensure that all Portfolio Owners shall be, directly or indirectly, wholly owned by the Borrowers.

14.3.12	Licencing requirements
Neither the Borrowers, nor any of its Subsidiaries shall engage in business subject to any licence requirement unless such licence(s) are obtained and operated in accordance with the relevant requirements.

14.3.13	Management Agreement
The Management Agreement(s) shall be entered into on arm’s length principles containing a compensation level which is acceptable to the Facility Agent.

14.3.14	Compliance with laws
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect, each Obligor shall also (and the Borrowers shall ensure that any Subsidiary or other members of the Group will) at all times comply with all Sanctions Laws.

14.3.15	Sanctions
Each Obligor shall ensure that none of them, nor any of their Subsidiaries or other members of the Group, respective directors, officers, employees, and, to the best of their ability agents or representatives or any other persons acting on any of their behalf, is or will become a Restricted Party.

14.4	Financial undertakings

14.4.1	Financial definitions
In this Clause 14.4:

“Aggregate Collections” means the aggregate amount received by the Security Portfolio Owners and/or Collection Companies (without double counting) in the relevant Financial Quarter.
“Book Value of Approved Loan Portfolios” means the book value of Approved Loan Portfolios (excluding any Loan Portfolio subject to a Permitted Encumbrance (other than any Encumbrance under the Finance Documents) or held by a company over which such an Encumbrance exists) calculated in accordance with the Accounting Principles and confirmed by an Auditor.
“EBITDA” means, in relation to any twelve (12) months period the aggregate of:

(a)	the operating profit of the Borrower on a consolidated basis save for Non-Recourse Companies, for that period (as reported in accordance with the IFRS as the relevant Accounting Principles);

(b)	minus Interest income on portfolios during such period of the Borrower on a consolidated basis;

(c)	plus negative changes in portfolio collection estimates during such period of the Borrower on a consolidated basis;

(d)	minus positive changes in portfolio collection estimates during such period of the Borrower on a consolidated basis;

(e)	plus paid in on portfolios with full twelve months trading for a Portfolio Owner during such period of the Borrower on a consolidated basis;

(f)	plus depreciation of tangible fixed assets during such period; and

(g)	plus amortisation of intangible fixed assets during such period.
“ERC” means estimated remaining collections, meaning the gross remaining cash collections which the Security Portfolio Owners anticipate to receive from the Total Loan Portfolios (excluding such Total Loan Portfolios which is subject to or otherwise affected by an Encumbrance permitted under (d) of the definition of Permitted Encumbrance or held by a company over which such an Encumbrance exists) calculated in accordance with the Accounting Principles on a gross basis for a maximum of a rolling hundred and eighty (180) months forward looking period.
“GIBD” means gross interest bearing debt, including but not limited to (i) the amount of any Lone Star Equity Commitment (ii) any Loan, (iii) any Vendor Financing, (iv) any utilisations under the Overdraft Facility, (v) the AK Nordic Deposits less Earmarked Funds and (vi) any debt as permitted under (g) of the definition of Permitted Indebtedness (where such portfolio is included in the calculation of Approved Loan Portfolios, EBITDA and/or RFT (as the case may be)), but for the avoidance of doubt excluding any Shareholder Loans.
“GIBD Ratio” means the ratio of GIBD divided by the aggregate of EBITDA plus RFT (without double counting) calculated in accordance with the principles set out in Schedule 11 (GIBD Ratio Calculation Principles).
“LTV Ratio” means the percentage of GIBD to the aggregate Book Value of Approved Loan Portfolios.
“RFT” means the pro-forma EBITDA for the remainder of the first twelve months for portfolios without full twelve months trading for a Portfolio Owner, to be based on actual EBITDA for the period the relevant portfolio has been owned by any Portfolio Owner aggregated to reflect pro-forma twelve months trading and further calculated in accordance with the principles set out in Schedule 11 (GIBD Ratio Calculation Principles). For the avoidance of doubt RFT cannot be an amount greater than 25% of EBITDA when calculating GIBD Ratio (i.e. RFT cannot constitute more than 20% of pro-forma adjusted EBITDA (including RFT)).

14.4.2	General
The financial undertakings set out in Clause 14.4.5 (GIBD Ratio) shall be measured on a consolidated basis for the Group adjusted for the Portfolio Owner’s share of the Omega Securitization Fund as set out in Clause 14.2.15(b)(iv) and be calculated in accordance with the Accounting Principles (unless otherwise indicated), and all financial undertakings set out in this Clause 14.4 shall be measured on a quarterly basis with reference to each of the financial statements delivered pursuant to Clause 14.1.1 (Financial statements).

14.4.3	LTV Ratio
The Borrowers undertake that, unless the Facility Agent (acting on the instructions of the Majority Lenders) otherwise agrees, the LTV Ratio shall not exceed 75%.

14.4.4	Collection
Aggregate Collections shall constitute minimum 95% of ERC for the same set of portfolios, measured monthly on a quarterly basis. The minimum ratio could be breached up to three times during the lifetime of this Agreement, provided that:

(a)	the ratio does not at any time fall below 90%; and

(b)	such breach does not happen two quarters in a row.

14.4.5	GIBD Ratio

(a)
The Borrowers shall ensure that the GIBD Ratio of the Group (measured on a consolidated basis using the Accounting Principles) at all times, unless the Facility Agent (acting on the instructions of the Majority Lenders) otherwise agrees, does not exceed 3.25:1.0.

(b)
The Borrowers shall not allocate or distribute any dividend during any period where the permitted GIBD Ratio or actual GIBD Ratio exceeds the applicable GIBD Ratio as determined in accordance with paragraph (a) above.

14.4.6	Change in accounting principles

(a)
If during the Security Period the accounting principles applied in the preparation of any of the Accounts shall be different from the Accounting Principles, or if as a result of the introduction or implementation of any accounting standard or any change in them or in any applicable law such accounting principles are required to be changed, the Borrower shall promptly give notice to the Facility Agent of that change, determination or requirement.

(b)
If the Facility Agent or Borrower believes that the financial undertakings set out in this Clause 14.4 need to be amended as a result of any such change, determination or requirement, the Borrower and the Borrower and the Facility Agent, acting on the instructions of the Lenders, shall negotiate in good faith to amend the existing financial undertakings so as to provide the Lenders with substantially the same protections as the financial undertakings set out in this Clause 14.4 (but which are not materially more onerous).

(c)
If the Borrower and the Facility Agent cannot agree on such amended financial undertakings within thirty (30) days of notice from the Borrower pursuant to paragraph (a) above, the Borrower shall prepay any amount outstanding under the Finance Documents within ninety (90) days after the Facility Agent has provided the Borrower with a claim for prepayment.

15.	DEFAULT

15.1	Default
Each of the events or circumstances set out in Clause 15 is a Default (whether or not caused by any reason whatsoever outside the control of the Obligor or any other person).

15.1.1	Non-payment
An Obligor does not pay on the due date any amount payable by it under a Finance Document at the place and in the currency and funds in which it is expressed to be payable, unless the failure to pay such amount is due solely to administrative or technical delays and such amount is paid within five (5) Business Days after a notice from the Facility Agent.

15.1.2	Financial Undertakings
Any requirement in Clause 14.4 (Financial undertakings) is not satisfied at any time.

15.1.3	Other defaults
Any Obligor breaches any of its obligations under any Finance Document (other than the obligations referred to in Clause 15.1.1 (Non-payment) and 15.1.2 (Financial Undertakings)) and, if that breach is capable of remedy, it is not remedied within thirty (30) days after notice of that breach has been given by the Facility Agent to the Borrowers.

15.1.4	Breach of representation or warranty
Any representation or warranty made or deemed to be repeated by any Group Company under any Finance Document is incorrect when made or deemed to have been repeated and if that breach is capable of remedy and it is not remedied within thirty (30) days after notice of that breach has been given by the Facility Agent to the Borrowers.

15.1.5	Cross-default
Any Indebtedness (which for the purpose of this clause shall include the Lone Star Equity Commitment) (other than Indebtedness under a Finance Document) of all or any of the Group Companies in excess of, in aggregate, USD 2,000,000 (or equivalent in other currencies):

(a)	is not paid when due or within any applicable grace period;

(b)	is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default or an event of default (howsoever described); or

(c)
any creditor of all or any of the Group Companies becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity by reason of a potential default or an event of default (howsoever described).

15.1.6	Attachment or distress
A creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Group Company (having a value of at least USD 2,000,000 or equivalent in other currencies) and such process is not proved to the reasonable satisfaction of the Majority Lenders to be frivolous or vexatious and is, in any event, not discharged within thirty (30) days of its presentation or challenged on grounds reasonably satisfactory to the Majority Lenders.

15.1.7	Inability to pay debts
Any Group Company:

(a)	suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due;

(b)
begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness (which for the purpose of this clause shall include the Lone Star Equity Commitment) which it would not otherwise be able to pay when it falls due; or

(c)	proposes or enters into any re-organisation, composition or other arrangement for the benefit of its creditors generally or any class of creditors.

(d)
Is over -indebted (überschuldet) within the meaning of Article 725 para.2 of the Swiss Federal Code of Obligations or the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities).

(e)
A moratorium is declared in respect of any indebtedness (which for the purpose of this clause shall include the Lone Star Equity Commitment) of an Obligor. If a moratorium occurs, the ending of the moratorium will remedy any Default caused by that moratorium.

15.1.8	Insolvency proceedings
Any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

(a)
the bankruptcy, liquidation, composition, suspension of payments, compulsory debt settlement, re organisation, winding up or dissolution of any Group Company other than (A) in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Majority Lenders, or (B) a winding up or bankruptcy or petition which is proved to the reasonable satisfaction of the Majority Lenders to be frivolous or vexatious and which is, in any event, discharged within fifteen (15) days of its presentation or challenged on grounds reasonably satisfactory to the Facility Agent; or

(b)	the appointment of a trustee, receiver, administrative receiver or similar officer in respect of any Group Company or any of its assets.

15.1.9	Adjudication or appointment
Any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in Clause 15.1.8 (Insolvency proceedings).

15.1.10	Analogous proceedings
Any event occurs or proceeding is taken with respect to any Group Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 15.1.7 (Inability to pay debts), 15.1.8 (Insolvency proceedings) or 15.1.9 (Adjudication or appointment).

15.1.11	Cessation of business
Any Group Company suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business other than in relation to a merger with another Group Company in accordance with this Agreement or otherwise approved by the Facility Agent as instructed by the Majority Lenders.

15.1.12	Invalidity or repudiation

(a)
Any of the Finance Documents ceases to be in full force and effect in any material respect or (A) ceases to constitute the legal, valid and binding obligation of any Group Company party to it, or (B) in the case of any Security Document, fails to provide valid and enforceable security in favour of the Security Agent and the Finance Parties over the assets in relation to which security is intended to be given.

(b)	It is unlawful for any Group Company to perform any of its material obligations under any of the Finance Documents.

(c)	Any Group Company repudiates any of its obligations under any Finance Document.

15.1.13	Regulatory Proceedings
Any regulatory or other proceedings are instigated by any competition or similar authority (including the Competition Authority and the European Commission) as a result of the Finance Documents having been entered into or implemented and the same has, or is likely to have, a Material Adverse Effect.

15.1.14	Litigation
Any litigation, arbitration or administrative proceeding is commenced by or against any Group Company which is reasonably likely to be resolved against the relevant Group Company and if so resolved, is likely to have a Material Adverse Effect.

15.1.15	Mandatory Liquidation Event
AK Nordic (or any other Group Company holding licenses) does not comply with the relevant licence requirements it is subject to at any one time.

15.1.16	Material adverse change
Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, has or is likely to have a Material Adverse Effect.

15.1.17	Unlawfulness and invalidity

(a)
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any security created or expressed to be created or evidenced by the Security Documents ceases to be effective or becomes unlawful.

(b)
Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or any Security created or intended to be created under the Security Documents or any subordination required pursuant to this Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

15.2	Acceleration, etc.
If a Default occurs the Facility Agent may and shall if so instructed by the Majority Lenders, by notice (a “Default Notice”) to the Borrowers to cancel the Facility and require the Borrowers immediately to repay each Loan together with accrued interest and all other sums payable under the Finance Documents, whereupon they shall become immediately due and payable. Upon the service of any Default Notice, the Lenders’ obligations to each Borrowers under this Agreement shall be terminated and the Commitment of each Lender shall be cancelled, and the Lenders may exercise or direct the Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

16.	SET-OFF
Each Agent and each Lender may set off any matured obligation owed by an Obligor under any Finance Document against any obligation (whether or not matured) owed by the relevant Agent or the relevant Lender to that Obligor, or to another Obligor (to the extent permissible pursuant to law) regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Agent or the relevant Lender may convert either obligation at the relevant spot rate of exchange of the Facility Agent or the relevant Lender, as the case may be, for the purpose of the set off.

17.	PRO RATA SHARING

17.1	Redistribution
If any amount owing by an Obligor under this Agreement to a Finance Party (the “Sharing Lender”) is discharged by voluntary or involuntary payment, set off or any other manner other than through the Facility Agent in accordance with Clause 19 (Payments), then:

(a)	the Sharing Lender shall immediately notify the Facility Agent of the amount discharged and the manner of its receipt or recovery;

(b)
the Facility Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Lender would have received had the amount discharged been received by the Facility Agent and distributed in accordance with Clause 19 (Payments);

(c)	the Sharing Lender shall pay the Facility Agent an amount equal to that excess (the “Excess Amount”) within five (5) Business Days of demand by the Facility Agent;

(d)
the Facility Agent shall treat the Excess Amount as if it were a payment by an Obligor under Clause 19 (Payments) and shall pay the Excess Amount to the Finance Parties (other than the Sharing Lender) in accordance with such clause; and

(i)	on a redistribution of payments under Clause 17.1(d) above, the Sharing Lender shall be subrogated to the rights of each Finance Party which have shared in the redistribution;

(ii)
if and to the extent that the Sharing Lender is not able to rely on its rights under Clause 17.1 (Redistribution) above, the relevant Obligor shall be liable to the Sharing Lender for a debt equal to the Excess Amount which is immediately due and payable;

(iii)
if and to the extent that the Sharing Lender is not able to rely on its rights under Clause 17.1(d)(i) and 17.1(d)(ii) above, each Finance Party (other than the Sharing Lender) hereby agrees to indemnify the Sharing Lender against any loss which the Sharing Lender may subsequently suffer by reason of this Clause 17 including but not limited to any such redistribution having to be refunded or having made such payment of the Excess Amount to the Facility Agent or any loss resulting from the Sharing Lender not being able to claim its pro rata share of the Loans.

17.2	Legal proceedings
Notwithstanding Clause 17.1 (Redistribution), no Sharing Lender shall be obliged to share any Excess Amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Finance Party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Lender are instituted by it without prior notice having been given to such Finance Party through the Facility Agent and an opportunity to such Finance Party to join in such proceedings.

17.3	Reversal of redistribution
If any Excess Amount subsequently has to be wholly or partly refunded to an Obligor by a Sharing Lender which has paid an amount equal to that Excess Amount to the Facility Agent under Clause 17.1 (Redistribution), each Finance Party to which any part of that amount was distributed shall on request from the Sharing Lender repay to the Sharing Lender that Finance Party’s proportionate share of the amount which has to be so refunded by the Sharing Lender.

17.4	Information
Each Finance Party shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 17.

18.	THE AGENTS, THE MANDATED LEAD ARRANGERS, THE BOOKRUNNER AND THE LENDERS

18.1	Appointment and duties

18.1.1
Each Lender irrevocably appoints the Agents to act as its agents in connection with the Facility and the Finance Documents and irrevocably authorises each Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents together with any other incidental rights, powers and discretions.

18.1.2
An Agent shall have no duties or responsibilities except those expressly set out in the Finance Documents. As to any matters not expressly provided for, the Agent shall act in accordance with the instructions of the Majority Lenders (but in the absence of any such instructions shall not be obliged to act). Any such instructions, and any action taken by each Agent in accordance with those instructions, shall be binding upon all the Lenders.

18.1.3	Each Agent may:

(a)
act in an agency, fiduciary or other capacity on behalf of any other Lenders or financial institutions providing facilities to any Group Company or any associated company of a Group Company, as freely in all respects as if it had not been appointed to act as agent for the Lenders under this Agreement and without regard to the effect on the Lenders of acting in such capacity; and

(b)
subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Group Company or any associated company of a Group Company (in each case, without liability to account).

18.1.4
The Security Agent is hereby irrevocably authorised by the Facility Agent, the Bookrunner and the Lenders to sign and execute on behalf of such party all and any Finance Document including any appendices or documents relating thereto. To that effect, each of the Lenders may grant as many private and public documents (including certificates and notarial powers of attorney duly apostilled) and comply with as many formalities as may be necessary or convenient under each relevant jurisdiction.

18.1.5
The Facility Agent is hereby irrevocably authorised by the Security Agent, the Bookrunner and the Lenders to sign and execute on behalf of such party all and any Finance Document including any appendices or documents relating thereto. To that effect, each of the Lenders may grant as many private and public documents (including certificates and notarial powers of attorney duly apostilled) and comply with as many formalities as may be necessary or convenient under each relevant jurisdiction.

18.1.6
In relation to any Polish Obligor and/or Security granted by any Party incorporated under the laws of Poland the Lenders hereby appoint the Security Agent to act as the pledge administrator (administrator zastawu) in the meaning of the Polish Act on Registered Pledge and the Pledge Register as of 6 December 1996 (Journal of Laws of 1996, No. 149, item 703, as amended) in respect of any registered pledge(s) to be established in order to secure the receivables of the Lenders under the this Agreement. The Security Agent is hereby irrevocably authorised by the Lenders to sign and execute on behalf of the Lenders all and any agreements on registered pledge(s) governed by Polish law and exercising the rights and obligations of the pledgee in its own name but on behalf of all Lenders. This provision 18.1.6. shall be governed by and construed in accordance of the Polish law.

18.2	Payments

18.2.1
Each Agent shall promptly account to the lending office of each Lender for such Lender’s due proportion of all sums received by the Agent for such Lender’s account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise.

18.2.2	The Facility Agent shall maintain a memorandum account showing the principal amount of each Loan outstanding under this Agreement and the amount of each Lender’s Participation in each Loan.

18.2.3	Each Lender confirms in favour of each Agent that, unless it notifies the Agent to the contrary, it will be the beneficial owner of any interest paid to it under this Agreement.

18.3	Default
An Agent shall not be obliged to monitor or enquire as to whether or not a Default or Potential Default has occurred. Each Agent shall be entitled to assume that no Default or Potential Default has occurred unless it receives notice to the contrary from an Obligor or any Finance Party describing the Default or Potential Default and stating that such notice is a “Default Notice” or unless it is aware of a payment default under this Agreement, in which case it shall promptly notify each Lender.

18.4	Reliance
Each Agent may:

(a)	rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; and

(b)	engage, pay for and rely on the advice of any professional advisers selected by it given in connection with the Finance Documents or any of the matters contemplated by the Finance Documents, and shall not be liable to any Party for any of the consequences of such reliance.

18.5	Legal proceedings

18.5.1
No Agent shall be obliged to take or commence any legal action or proceeding against an Obligor or any other person arising out of or in connection with the Finance Documents until it shall have been indemnified or secured to its satisfaction against all costs, claims and expenses (including any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

18.5.2	Each Agent may refrain from doing anything which might in its opinion constitute a breach of any law or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

18.6	No liability

18.6.1
None of the Facility Agent, the Security Agent, the Bookrunner and/or the Mandated Lead Arrangers shall be responsible for any statements, representations or warranties in the Finance Documents or for any information supplied or provided to any Lender by the Facility Agent or the Security Agent or the Bookrunner in respect of an Obligor or any other person or for any other matter relating to the Finance Documents or for the execution, genuineness, validity, legality, enforceability or sufficiency of such documents or any other document referred to in the Finance Documents or for the recoverability of any Loan or any other sum to become due and payable under the Finance Documents.

18.6.2
None of the Facility Agent, the Security Agent, the Bookrunner and/or the Mandated Lead Arrangers nor any of their respective agents shall be liable for any action taken or not taken by any of them under or in connection with the Finance Documents unless directly caused by its or their gross negligence or wilful misconduct.

18.7	Credit decisions

18.7.1	Each Lender:

(a)
acknowledges that it has, independently and without reliance on any Agent, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Obligors and any surety for the Obligors’ obligations; and

(b)	shall continue to make its own independent appraisal of the creditworthiness of the Obligors and any surety for the Obligors’ obligations.

18.7.2	Each Lender shall, independently and without reliance on any Agent, make its own decision to take or not take action under the Finance Documents.

18.8	Information

18.8.1
The Facility Agent shall promptly provide the Lenders and/or the Security Agent with all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Lenders and/or the Security Agent, as the case may be.

18.8.2	Except as provided in this Agreement, the relevant Agent shall be under no duty or obligation:

(a)
either initially or on a continuing basis, to provide any Lender with any credit information or other information with respect to the financial condition of an Obligor or which is otherwise relevant to the Facility; or

(b)	to request or obtain any certificate, document or information from an Obligor unless specifically requested to do so by a Lender in accordance with this Agreement.

18.9	Relationship with Lenders

18.9.1
In performing its functions and duties under this Agreement, an Agent shall act solely as the agent for the Lenders and except as provided in the Finance Documents shall not be deemed to be acting as trustee for any Lender. No Agent shall assume or be deemed to have assumed any obligation as agent for, or any relationship of agency with, any Obligor.

18.9.2
Neither the Facility Agent, the Security Agent nor any Lender shall be under any liability or responsibility of any kind to an Obligor or any other Lender arising out of or in relation to any failure or delay in performance or breach by an Obligor or any other Lender of any of its or their respective obligations under the Finance Documents.

18.10	The Agents’ position

18.10.1
With respect to its own Participation in the Facility, an Agent shall have the same rights and powers under and in respect of the Finance Documents as any other Lender and may exercise those rights and powers as though it were not also acting as agent under this Agreement or any other Finance Document. An Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of lending finance, advisory, trust or other business with or for an Obligor as if it were not the agent for other persons under any Finance Documents.

18.10.2
Each Agent may retain for its own use and benefit (and shall not be liable to account to any Lender for all or any part of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

18.11	Indemnity
Each Lender shall immediately on demand indemnify any Agent (to the extent not reimbursed by the Obligors) rateably according to that Lender’s Participation in the Facility (or, if no Loan shall then be outstanding, its Commitment) from and against all liabilities, losses and expenses of any kind or nature whatsoever (except in respect of any agency, management or other fee due to the Facility Agent or the Security Agent) which may be incurred by the Facility Agent or the Security Agent in its capacity as agent under the Finance Documents or in any way relating to or arising out of the Finance Documents or any action taken or omitted by the Facility Agent or the Security Agent in enforcing or preserving the rights of the Lenders, the Facility Agent or the Security Agent under the Finance Documents, provided that no Lender shall be liable for any portion of such liabilities, losses or expenses resulting from the Facility Agent’s or the Security Agent’s gross negligence or wilful misconduct.

18.12	Resignation and Removal

18.12.1
Each Agent may resign by giving at least sixty (60) days’ notice to the Borrowers and each Lender. Upon service of a notice of resignation by the relevant Agent, the Majority Lenders may select any Lender or other financial institution as successor Agent.

18.12.2
If no Lender or other financial institution selected by the Majority Lenders shall have accepted such appointment within forty (40) days after the giving of a notice of resignation then the resigning Agent may, appoint any Lender or other financial institution with an office in Oslo or London (or another city agreed by the Majority Lenders) as successor Agent.

18.12.3
The resignation of an Agent and the appointment of any successor the Agent shall both become effective only upon the successor Agent notifying the resigning Agent, the Borrowers and each Lender that it accepts its appointment. On such notification:

(a)
the resigning Agent shall be discharged from its obligations and duties as Agent under the Finance Documents but it shall continue to be able to rely on the provisions of this Clause 18 in respect of all matters relating to the period of its appointment; and

(b)	the successor Agent shall assume the role of Agent and shall have all the rights, powers, discretions and duties which the Agent has under the Finance Documents.

18.12.4
The resigning Agent shall make available to the successor Agent all records and documents held by it as Agent and shall co-operate with the successor Agent to ensure an orderly transition. Additionally, the Parties will enter as many private and public documents as may be necessary for the Security Documents to remain as security in favour of the Finance Parties and/or the Lenders under this Agreement from time to time.

18.13	Distribution of proceeds of enforcement

18.13.1	In this Clause 18.13:
“Lender Outstandings” means, in respect of a Lender, the aggregate of:

(a)	all amounts actually and contingently due to it under this Agreement; and

(b)	all amounts actually and contingently due to it in respect of the Hedging Agreements.
“Total Outstandings” means the aggregate amount of all Lender Outstandings.

18.13.2
On the enforcement of all or any of the Security Documents any amounts to be distributed to each Lenders shall be distributed with an amount equal to the remaining proceeds multiplied by (Lender Outstandings of such Lender divided by Total Outstandings) where Lender Outstandings and the Total Outstandings are all calculated as at the date of distribution and after the provisions of Clauses 17.1 (Redistribution) and 17.3 (Reversal of redistribution) have been complied with.

18.13.3
Where any part of any Lender Outstandings is denominated in a currency other than USD, any calculation for the purposes of this Clause 18.13 shall be made on the basis of the USD Equivalent of that part calculated at the date of distribution. However, an actual distribution may, in the Facility Agent’s discretion, be made in the currencies of the Lender Outstandings and for this purpose the Facility Agent is authorised to convert any proceeds of enforcement (including the proceeds of any previous conversion under this Clause) from their existing currency into any other currency at such rate of exchange and at such time as the Facility Agent thinks fit.

18.13.4
The Facility Agent shall notify each Lender of any proposed distribution and the proposed date of distribution and each Lender shall provide to the Facility Agent a calculation of what is due to it in respect of the sums referred to in Clause 18.13.1. The Facility Agent shall send copies of all such calculations to each Lender and shall make the distributions on the basis of such calculations.

18.13.5
If any future or contingent liability included in the calculation of Lender Outstandings finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, the relevant Lender shall notify the Facility Agent of that fact and such adjustment shall be made by payment by that Lender to the Facility Agent for distribution amongst the Lenders as may be necessary to put the Lenders into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.

18.13.6
The Facility Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name until there is a minimum of USD 5,000,000 to distribute under Clause 18.13.2.

18.14	The Bookrunner and Mandated Lead Arrangers
Except as specifically provided in this Agreement the Bookrunner or the Mandated Lead Arrangers have no obligation of any kind to any other Party and shall not have any liability whatsoever to any other Party under or in connection with any Finance Document.

19.	PAYMENTS

19.1	Place and time
All payments by an Obligor or a Lender under this Agreement shall be made to the Facility Agent to its account at such office or Lender at such time as the Facility Agent may notify the Obligors or the Lenders for this purpose.

19.2	Funds
All payments to the Facility Agent under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

19.3	Distribution

19.3.1
Each payment received by the Facility Agent under this Agreement for another Party shall, subject to Clauses 19.3.2 and 19.3.3, be made available by the Facility Agent to that Party by payment to its account with such office or Lender as it may notify to the Facility Agent for this purpose by not less than three (3) Business Days’ prior notice.

19.3.2
The Facility Agent shall apply any amount received by it for an Obligor in or towards payment of any amount due from that Obligor or, so far as legally permissible, any other Obligor under this Agreement.

19.3.3
Where a sum is to be paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by the Facility Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

19.4	Business Days
If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

19.5	Currency
In this Agreement:

(a)	all payments by an Obligor in respect of a Loan, whether of interest or principal, shall be made in the currency (or the denomination of the currency) in which that Loan is denominated;

(b)	all payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relevant costs, losses, expenses or Taxes were incurred; and

(c)	any other amount payable under this Agreement shall be made in USD or the relevant currency (as applicable).

19.6	Accounts as evidence
Each Lender shall maintain in accordance with its usual practice an account which shall, as between the Borrowers and that Lender, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Lender under this Agreement.

19.7	Partial payments

19.7.1
If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Facility Agent shall apply that payment towards the obligations of that Obligor in the following order:

(a)	first, in or towards payment of any unpaid costs and expenses of the Facility Agent and/or the Security Agent under this Agreement or the Security Documents;

(b)	second, in or towards payment pro rata of any accrued interest due by that Obligor but unpaid under this Agreement;

(c)	third, in or towards payment pro rata any other sum due by that Obligor but unpaid under the Finance Documents.

19.7.2	The Facility Agent shall, if so directed by all the Lenders, vary the order set out in Clauses 19.7.1(b) to 19.7.1(c).

19.7.3	Clauses 19.7.1 and 19.7.2 shall override any appropriation made by any Obligor.

19.8	Set-off and counterclaim
All payments by any Obligor under this Agreement shall be made without set off or counterclaim.

19.9	Grossing-up

19.9.1
Subject to Clause 19.9.2, all sums payable to a Finance Party pursuant to or in connection with any Finance Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

19.9.2	If any deduction or withholding is required by law in respect of any payment due from an Obligor to a Finance Party pursuant to or in connection with any Finance Document, that Obligor shall:

(a)	ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

(b)	pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation authority or other authority in accordance with the applicable law;

(c)
increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this Clause 19.9.2 shall mean each Finance Party) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

(d)	promptly deliver or procure the delivery to the relative payee of receipts evidencing each deduction or withholding which has been made.

19.9.3
If the Facility Agent is obliged to make any deduction or withholding from any payment to any Lender (an “Agency Payment”) which represents an amount or amounts received by that Agent from an Obligor under any Finance Document, that Obligor shall pay directly to that Lender such sum (an “Agency Compensating Sum”) as shall, after taking into account any deduction or withholding which that Obligor is obliged to make from the Agency Compensating Sum, enable that Lender to receive, on the due date for payment of the Agency Payment, an amount equal to the Agency Payment which that Lender would have received in the absence of any obligation to make any deduction or withholding.

19.9.4
If any Lender determines that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which an Obligor has made an increased payment or paid an Agency Compensating Sum under this Clause 19.9, that Lender shall, provided that each Finance Party have received all amounts which are then due and payable by the Obligors under any Finance Document, pay to that Obligor (to the extent that that Lender can do so without prejudicing the amount of the benefit or repayment and the right of that Lender to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, that will leave that Lender in no worse position than it would have been in if the deduction or withholding had not been required, provided that:

(a)
each Lender shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

(b)	no Lender shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

(c)
if a Lender has made a payment to an Obligor pursuant to this Clause 19.9.4 on account of any Tax benefit and it subsequently transpires that that Lender did not receive that Tax benefit, or received a lesser Tax benefit, that Obligor shall, on demand, pay to that Lender such sum as that Lender may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this Clause 19.9.4 been made.

19.9.5
No Lender shall be obliged to make any payment under Clause 19.9.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

19.9.6
If an Obligor is required to make an increased payment for the account of a Lender under Clause 19.9.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Borrowers giving the Facility Agent and that Lender not less than ten (10) days’ prior notice (which shall be irrevocable), the Obligors may prepay all, but not part, of that Lender’s Participation in the Loans together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Breakage costs indemnity). On any such prepayment, the Commitment of the relevant Lender shall be automatically cancelled.

20.	AMENDMENTS AND WAIVERS

20.1	Majority Lenders

20.1.1
Subject to Clause 20.2 (All Lenders), any term of any Finance Document, save for any Finance Documents relating thereto, may be amended or waived with the written agreement of the Borrowers and the Majority Lenders. The Facility Agent and the Security Agent (as applicable) may effect and are irrevocably authorised, on behalf of the Finance Parties, to execute an amendment or waiver to which the Majority Lenders have agreed.

20.1.2
The Facility Agent shall promptly notify the Borrowers and each Lender of any amendment or waiver effected under Clause 20.1.1 and any such amendment or waiver shall be binding on the Borrowers, each Obligor, each Group Company and each Finance Party.

20.2	All Lenders
An amendment or waiver which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under any Finance Document;

(c)	an increase in a Lender’s Commitment;

(d)	a term of any Finance Document which expressly requires the consent of each Lender; or

(e)	Clauses 6 (Interest), 7 (Reduction, Repayment, prepayment and cancellation), 17 (Pro rata sharing), or this Clause 20 (Amendments and Waivers), may not be effected without the prior written consent of each Lender.

20.3	Security Agent
An amendment or waiver which affects the rights and/or obligations of the Security Agent in that capacity may not be effected without the prior written consent of the Security Agent.

20.4	No implied waivers; remedies cumulative
The rights of the Finance Parties under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

21.	MISCELLANEOUS

21.1	Severance
If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

21.2	Counterparts
This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.3	Obligations Binding
The obligations of the Parties who have executed this Agreement shall not be affected by the fact that not all of the Parties have validly executed this Agreement.

22.	NOTICES

22.1	Method
Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by e-mail or letter.

22.2	Delivery
Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by ten (10) days’ notice to the other Party specified another address) be given to that other Party, in the case of the Borrowers, the Obligors, the Facility Agent, the Security Agent, at the respective addresses given in Clause 22.3 (Addresses), in the case of the Lenders, at the respective addresses given in Schedule 1 or, as the case may be, the schedule to its relevant Transfer Certificate and in the case of any Borrower or Obligor (other than the Borrowers) as set out in the schedule to its relevant Accession Agreement.

22.3	Addresses
The address and e-mail address number of the Borrowers, the Facility Agent, and the Security Agent:

(a)	The Borrowers:
PRA Group Europe Holding S.à r.l.
42-44, Avenue de la Gare
L-1610 Luxembourg
Luxembourg
Attention: Vice President Finance in PRA Group Europe
E-mail: christopher.hagberg@pragroup.no

(b)	The Facility Agent:
DNB Bank ASA
N-0021 Oslo, Norway
Attention: Agentdesk
E-mail: agentdesk@dnb.no

(c)	The Security Agent:
DNB Bank ASA
N-0021 Oslo, Norway
Attention: Agentdesk
E-mail; agentdesk@dnb.no

22.4	Deemed receipt

22.4.1	Any notice or other communication given by any Agent shall be deemed to have been received:

(a)	if sent by e-mail, when received in a readable form and only if addressed in such manner as the Agent shall specify for this purpose;

(b)	in the case of a notice given by hand, on the day of actual delivery; and

(c)
if posted, on the second Business Day or, in the case of mail from one country to another country, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid, provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

22.4.2	Any notice or other communication given to any Agent shall be deemed to have been given only on actual receipt.

22.5	Notices through Facility Agent
Any notice or other communication from or to an Obligor under this Agreement shall be sent through the Facility Agent.

23.	ASSIGNMENTS, TRANSFERS AND ACCESSION

23.1	Benefit of Agreement
This Agreement shall be binding upon and inure to the benefit of each Party and its successors and assigns.

23.2	Assignments and transfers by Obligors
No Obligor shall be entitled to assign or transfer any of its rights or obligations under the Finance Documents.

23.3	Assignments by Lenders

23.3.1
Any Lender may assign or transfer, in accordance with this Clause 23.3, any of its rights and obligations under this Agreement to (i) any other Lender, (ii) any company being controlled by any Lender or under the control of the same legal entity as any Lender (where control shall have the same meaning mutatis mutandis as set out in the definition of “Subsidiary”), (iii) to any other financial institution upon the occurrence of a Default, or (iv) to any other financial institution, in a minimum amount of USD 2,000,000, provided, in each case, that such assignment does not result in a breach of the Swiss Ten Non-Bank Rule, and provided in each case that:

(a)
The consent of the Borrowers is required for any assignment or transfer, unless the Lender Transferee (as defined in Clause 23.3.2) falls within one of the categories set out under (i), (ii) or (iii) above.

(b)	The consent of the Borrowers must not be unreasonably withheld or delayed.

(c)
The consent of the Borrowers to an assignment or transfer may not be withheld solely because the assignment or transfer is to a person who is a Swiss Non-Qualifying Bank, provided that each assignment must be in compliance with the Swiss Ten Non-Bank Rule.

The Borrowers will be deemed to have given their consent three Business Days after the Borrowers were given notice of the request unless the Lender Transferee (as defined in Clause 23.3.2) has been expressly refused by the Borrowers within that time.

23.3.2
If any Lender (the “Existing Lender”) wishes to assign or transfer all or any part of its Commitment or Participation in the Facility to another Lender or other financial institution (the “Lender Transferee”), such transfer may be effected by delivery to, and the execution by, the Facility Agent or the Security Agent (as applicable) of a duly completed Transfer Certificate and the transfer must be done on a pro rata basis.

23.3.3	On the date specified in the Transfer Certificate:

(a)
to the extent that in the Transfer Certificate the Existing Lender seeks to assign its Commitment or Participation in the Facility or interest under any Finance Document, the Obligors and the Existing Lender shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 23.3.3 as “Discharged Rights and Obligations”);

(b)
the Obligors and the Lender Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Obligors and the Lender Transferee have assumed and/or acquired the same in place of the Obligors and the Existing Lender;

(c)
each of the Parties and the Lender Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Lender Transferee been a party under this Agreement as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer;

(d)
a proportion of the Existing Lender’s rights under the Security Documents, equal to the proportion of the Existing Lender’s rights under this Agreement being transferred, shall automatically be transferred to the Lender Transferee; and

(e)	the Existing Lender’s rights and benefits under the Security Documents shall be transferred by the relevant and necessary transfer certificates.

23.3.4
The Facility Agent and/or the Security Agent (as applicable) shall promptly complete a Transfer Certificate on request by an Existing Lender and upon payment by the Lender Transferee of a fee of USD 3,000 to the Facility Agent. Each Party irrevocably authorises each Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Lender or the Lender Transferee named in the Transfer Certificate.

23.3.5	The Facility Agent and/or the Security Agent (as applicable) shall promptly notify the Borrowers of the receipt and execution on its behalf by the relevant Agent of any Transfer Certificate.

23.3.6
Each Obligor undertakes to sign and execute any Transfer Certificate or other document necessary to complete a transfer of any interest under any Finance Document if so requested by the Facility Agent or the Security Agent.

23.4	Further assurance for assignments or transfers

23.4.1
The Obligors undertake to procure that in relation to any assignment by a Lender of all or part of its Commitment and/or its Participation in the Facility under this Agreement, the Group Companies shall at the request of the relevant assignor or transferor execute (at the cost and expense of the Borrowers) such documents as may be reasonably necessary to ensure that the relevant assignee or, as the case may be, transferee, attains the benefit of the Security Documents.

23.4.2
Without prejudice to Clause 23.3.5, each Lender shall notify the Agents and Borrowers (on behalf of itself and the other Obligors) of any assignment or transfer by such Lender of all or part of its Commitment or Participation in the Facility or interest under the Finance Documents.

23.4.3
In the case of any assignment, transfer or novation by an Existing Lender to a Lender Transferee of all or any part of its rights and obligations under the Finance Documents, the Existing Lender and the Lender Transferee agree that, for the purpose of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the securities created under the Finance Documents and securing the rights assigned, transferred or novated thereby will be preserved for the benefit of the Lender Transferee.

23.5	Consequences of assignment
The Obligors shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Lender of any of its rights or obligations pursuant to this Clause 23 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

23.6	Disclosure of information
The Facility Agent, the Security Agent, the Bookrunner and each Lender may disclose to each other, to their professional advisers and to any person with whom they are proposing to enter, or have entered into, any kind of assignment, transfer, participation or other agreement in relation to this Agreement or any other Finance Document provided such person has entered into an appropriate confidentiality undertaking in writing, any information which the Facility Agent, the Security Agent, the Bookrunner or that Lender has acquired under or in connection with any Finance Document.

23.7	Accession
The accession to this Agreement of each additional Guarantor shall take effect on the Facility Agent countersigning the relevant Accession Agreement which they are hereby irrevocably authorised to do by the Parties to this Agreement. The Parties hereto agree that this authorisation is given to secure the interest of the Parties under this Agreement and is accordingly irrevocable. After the execution of an Accession Agreement the acceding party shall be bound by this Agreement in relation to the other Parties and the Parties to this Agreement, not being the acceding party, shall be bound in relation to the acceding party.

23.8	Exposure transfer transactions
Nothing herein restricts the Lenders from entering into any arrangement with another person under which such Lender substantially transfers its credit risk exposure under this Agreement to that other person, unless under such arrangement (and for the duration of such arrangement):

(a)	the relationship between the Lender and that other person is that of a debtor and creditor (including in the event of the bankruptcy or similar event of the Lender or an Obligor);

(b)	the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement;

(c)
the other person will under no circumstances (other than pursuant to a transfer or assignment permitted under Clause 23.3.1) be subrogated to, or substituted in respect of, the Lender's claims under this Agreement; and

(d)
the other person will under no circumstances (other than pursuant to a transfer or assignment permitted under Clause 23.3.1) otherwise have any contractual relationship with, or rights against, an Obligor under or in relation to this Agreement.

23.9	Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 23, each Lender may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or security for the Lender as a party to any of the Finance Documents

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents; or

(iii)	result in a breach of the Swiss Ten Non-Bank Rule.

24.	INDEMNITIES

24.1	Breakage costs indemnity
Each Obligor shall, to the extent legally possible, indemnify each Finance Party on demand against any loss or expense (including any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Loan) which that Finance Party properly has sustained or incurred as a consequence of:

(a)	a Loan not being made following the service of a Drawdown Notice (except as a result of the failure of that Finance Party to comply with its obligations under this Agreement);

(b)	the failure of an Obligor to make payment on the due date of any sum due under this Agreement;

(c)	the occurrence of any Default or by the operation of Clause 15.2 (Acceleration, etc.); or

(d)	any prepayment or repayment of a Loan otherwise than on the last day of the Interest Period in relation to that Loan.

24.2	Currency indemnity

24.2.1
Any payment made to or for the account of or received by an Agent or any Lender in respect of any moneys or liabilities due, arising or incurred by an Obligor to an Agent or any Lender in a currency (the “Currency of Payment”) other than the currency in which the payment should have been made under this Agreement (the “Currency of Obligation”) in whatever circumstances (including as a result of a judgement against an Obligor) and for whatever reason shall constitute a discharge to that Obligor only to the extent of the Currency of Obligation amount which an Agent or that Lender, as the case may be, is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by the relevant Agent or that Lender) in the relevant foreign exchange market.

24.2.2
If the amount of the Currency of Obligation which an Agent or that Lender is so able to purchase falls short of the amount originally due to an Agent or that Lender, as the case may be, under this Agreement, then the relevant Obligor shall immediately on demand indemnify the relevant Agent or that Lender, as the case may be, against any loss or damage arising as a result of that shortfall by paying to the relevant Agent or that Lender, as the case may be, that amount in the Currency of Obligation certified by the relevant Agent or that Lender, as the case may be, as necessary so to indemnify it.

24.3	General

24.3.1
Each indemnity in this Clause 24 shall constitute a separate and independent obligation from the other obligations contained in this Agreement or any other Finance Document and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgement or order for a liquidated sum or sums in respect of amounts due under this Agreement or any other Finance Document or under any such judgement or order.

24.3.2	The certificate of an Agent or the relevant Lender as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Obligors except for any manifest error.

25.	FORCE MAJEURE

25.1.1
No Finance Party shall be held responsible for any damage arising out of any Norwegian or foreign legal enactment, or any measure undertaken by a Norwegian or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if a Finance Party takes such measures, or is subject to such measures.

25.1.2
Any damage that may arise in other cases shall not be indemnified by a Finance Party if it has observed normal care. A Finance Party shall not in any case be held responsible for any indirect damage. Should there be an obstacle as described above for any of the parties set out above in this Clause 25 to take any action in compliance with any Finance Document, such action may be postponed until the obstacle has been removed.

26.	LAW AND JURISDICTION

26.1	Law

26.1.1	This Agreement is governed by and shall be construed in accordance with Norwegian law.

26.2	Jurisdiction

26.2.1
Subject to Clause 26.2.2 below, the courts of Norway shall have exclusive jurisdiction over matters arising out of or in connection with this Agreement. Oslo tingrett shall be the court of first instance.

26.2.2
The submission to the jurisdiction of Norwegian Courts shall not limit the right of a Finance Party to take proceedings against any Obligor in any court which may otherwise exercise jurisdiction over any Obligor or any of its assets.

26.3	Service of process

26.3.1	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Norway):

(a)
irrevocably appoints PRA Group Europe AS (formerly Aktiv Kapital AS) (represented by the chairman of the board of directors from time to time) as its agent for service of process in relation to any proceedings before the Norwegian courts in connection with any Finance Document governed by Norwegian law; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

26.3.2
If any process agent appointed pursuant to this Clause 26.3 (Service of process) (or any successor thereto) shall cease to exist for any reason where process may be served, the Obligor will forthwith appoint another process agent with an office in Norway where process may be served and will forthwith notify the Agent thereof.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

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